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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                                                                    EXHIBIT 10.1

                                                                OCTOBER 22, 2004

                      LICENSE AND SUPPLY AGREEMENT BETWEEN
                          PAR PHARMACEUTICAL, INC. AND
                       NASTECH PHARMACEUTICAL COMPANY INC.

This Agreement ("Agreement") is entered into effective as of October 22, 2004 (the "Effective Date") by and between Nastech Pharmaceutical Company Inc., a Delaware corporation ("Nastech"), with an office at 3450 Monte Villa Parkway, Bothell, Washington 98021-8906, and Par Pharmaceutical, Inc., a Delaware corporation (together with its wholly-owned subsidiaries, hereinafter collectively referred to as "Licensee"), with an office at 300 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

      Whereas,

      A. Nastech has developed and is in the process of developing the Product (as defined herein) using its proprietary technologies;

      B. LICENSEE is engaged, and has significant experience, in the research, development, manufacture, marketing and sale of generic pharmaceutical products; and

      C. LICENSEE desires to license from Nastech the exclusive right to develop, import, use, market, sell and distribute the Product in the Territory (as defined below) and to purchase such product from Nastech and Nastech desires to grant such a license to LICENSEE and to manufacture the Product for sale to LICENSEE;

all of the foregoing on the terms and conditions set forth herein.

      Therefore, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LICENSEE and Nastech, intending to be legally bound, agree as follows:

1. Definitions.

      The capitalized terms set forth below (whether in singular or plural) shall have the meanings indicated for the purposes of this Agreement.

      "Act" means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Section 301 et seq., as amended, and the rules and regulations promulgated thereunder.

      "Adulterated Product" means Product which is adulterated or misbranded within the meaning of the Act or an article which may not be introduced into interstate commerce in the United States under the provisions of Sections 404 or 505 of the Act.

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      "Adverse Drug Experience" means an adverse event associated with the use of the Product in humans, whether or not considered drug related, including the following: An adverse event occurring in the course of the use of a drug product in professional practice; an adverse event occurring from drug overdose whether accidental or intentional; an adverse event occurring from drug abuse; an adverse event occurring from drug withdrawal; and any failure of expected pharmacological action. The above definition of "Adverse Drug Experience" is defined by 21 CFR 314.80(a), and will be deemed to be changed to reflect any changes to that section of 21 CFR 314.80.

      "Affiliate" means, with respect to a Party, any Person who directly or indirectly controls, is controlled by or is under common control with, such Party. For the purposes of this definition, the term "control" and its derivatives, as used with respect to any Person, shall mean the direct or indirect ability or power, whether or not exercised, to direct the management of such Person, which shall be presumed to exist by ownership, directly or indirectly, of fifty percent (50%) or more of the outstanding common stock or other equity interest of such Person.

      "ANDA" means an abbreviated new drug application filed with the FDA under section 505(j) of the Act (21 U.S.C. Section 355(j)), as amended and in effect from time to time.

      [***]

      [***]

      [***]

      "Applicable Laws" means all laws, rules and regulations that are applicable to the manufacture, import, export, use, offer to sell, sale or distribution of the Product or the performance of either Party's obligations under this Agreement, including (but not limited to) the Act and the PDMA.

      "Calendar Quarter" means for each Calendar Year, each of the three (3) month periods ending, respectively, March 31, June 30, September 30 and December 31.

      "Calendar Year" means each twelve (12) month period commencing on January 1 and ending on December 31.

      "cGMPs" means those practices in the manufacture of pharmaceutical products that are recognized as the current good manufacturing practices by the FDA in accordance with FDA regulations, guidelines, other administrative interpretations, and rulings in connection therewith, including but not limited to those regulations cited in 21 C.F.R. parts 210 and 211, all as they may be amended and in effect from time to time.

      "Claim" means any and all demands, claims, causes of action, actions, appeals, petitions, pleas, charges, complaints, suits, or governmental or other investigatory or adjudicatory proceedings.

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      "CMC" means chemistry, manufacturing and control activities.

      "Commercial Launch" means the first commercial sale of the Product in the Territory after marketing approval of the Product is obtained from the FDA.

      "Commercial Launch Date" means date of the Commercial Launch.

      "Confidential Information" is defined in Section 17.1.

      "Control" means, with respect to any Patent Right or Know-How, that Nastech owns or has a license to such Patent Right or Know-How, and has the authority to grant to LICENSEE access, a license, or a sublicense to such Patent Right or Know-How as provided for in this Agreement without violating the agreement with a Third Party under which such Patent Right or Know-How was first acquired or created by Nastech.

      "Damages" means any and all liabilities, damages, losses, deficiencies, orders, awards, penalties, fines, amounts paid in settlement (subject to any approvals of such settlements as may be applicable), obligations, costs (including costs of defense), expenses (including, without limitation, reasonable attorneys' fees and disbursements, reasonable fees and expenses of consultants, expert witness and accountants, expenses and costs of investigation, and other expenses of any kind or nature whatsoever) incurred in connection with any Claim or threatened Claim, and judgments.

      "Distribution Fee" means [***].

      "Effective Date" is defined in the first paragraph of this Agreement.

      "Exclusive Product" means, subject to the provisos set forth herein, the Product upon and following the Commercial Launch, during such time that the Product [***].

      "FDA" means the United States Food and Drug Administration and any successor thereto having substantially the same functions.

      "GAAP" means United States generally accepted accounting principles, consistently applied.

      "Infringement Action" is defined in Section 13.4.

      "Intranasal Calcitonin Product" means any product (other than the Product) which [***] is approved for sale by the FDA under an ANDA.

      "Know-How" means the following information and materials (including samples and other tangible embodiments): (i) all information concerning the Product formulation and the process by which the Product formulation is made (including materials); (ii) all technology, information, data, regulatory documentation, materials and know-how related to the

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

development, formulation, Manufacturing, packaging, use, testing or Regulatory Approval of the Product, including (but not limited to), trade secrets, designs, research and development, results, methods, techniques, derivations, processes, formulations, dosage forms, concepts, ideas, preclinical, clinical, biological, chemical, pharmacological, toxicological, pharmaceutical or other data, validation information, adverse effects or experiences, plans, stability history, testing methods, experimental methods, specifications, assays, in vitro data, in vivo data, material and Product supplier information, test methods for raw materials, components, work-in-process and finished product, stability test methods, descriptions, expert opinions and analyses, ideas, depictions, discoveries, modifications, improvements and extensions, medical support information (including data bases), and market studies; (iii) all clinical and other studies performed with respect to the Product and the results of any other Product testing conducted, including all related clinical files, data and analyses; (iv) all correspondence to and from the FDA, minutes of meetings with the FDA, and all memoranda, notes, information, filings and documentation relating to obtaining FDA or other Regulatory Approval for the Product; and (v) all other written, printed or electronically stored information and tangible materials, including combinations, summaries and compilations of the foregoing, related to the development, Manufacturing, testing, import, export, use, marketing, sale, distribution or Regulatory Approval of the Product.

      "LICENSEE" is defined in the first paragraph of this Agreement.

      "LICENSEE Indemnitee" means LICENSEE and its directors, officers, employees, agents, professional consultants and their successors and assigns.

      "License" shall have the meaning set forth in Section 2.1.

      "Licensed Know-How" shall mean all Know-How in the possession or Control of Nastech or any of its Affiliates, including all Know-How that Nastech has in fact disclosed or made available to LICENSEE under this Agreement.

      "Manufacturing" of the Product means all operations involved in the formulation, filling, packaging, warehousing, quality control testing (including material testing, in-process release and stability testing) and release of the Product but does not include the shipping or distribution of the Product.

      "Manufacturing Costs" for the Product means [***].

      "Nastech" is defined in the first paragraph of this Agreement.

      "Nastech Indemnitee" means Nastech and its wholly-owned subsidiaries (if any) and the directors, officers, employees, agents, professional consultants, successors and assigns of Nastech or any of such subsidiaries.

      "Nastech Patent Infringement" is defined in Section 11.4(a)(ii).

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      "NDA" means a new drug application filed with the FDA under Section 505(b) of the Act (21 U.S.C. 355(b)), as amended and in effect from time to time.

      "Net Profits" with respect to the Product for any period means [***] minus [***] during such period and further minus [***].

      "Net Sales" means, with respect to the Product, the gross amounts invoiced by LICENSEE and its Affiliates and sublicensees on the sale or other distribution of the Product (excluding any sales among any of LICENSEE and its Affiliates, or sublicensees), less the following deductions (made without duplication and in accordance with GAAP) from such gross amounts in each case as incurred in the ordinary course of business in connection with the sale of the
Product: (a) returns, credits, refunds, cash discounts, volume discounts, rebates, adjustments, chargebacks, promotional allowances and other allowances actually granted or allowed; (b) retroactive price reductions and shelf stock adjustments; (c) sales, use, excise and other taxes, tariffs, duties, customs and other governmental charges and surcharges imposed upon the import, distribution or sale of such Product, in each case to the extent separately identified on the invoice; (d) shipping costs (including packaging and insurance) to the extent separately identified on the invoices and (e) and (e) all third party costs associated with warehousing and distribution of the Product to the extent not included in (a-d) above. The above deductions from the gross amount invoiced shall be accrued in accordance with GAAP [***]. Sales or distribution of Samples shall not be included in Net Sales.

      "Paragraph IV Certification" shall have the meaning given to the term in 21 CFR 314.94(a)(12)(i)(A)(4).

      "Party" means Nastech or LICENSEE and "Parties" means both Nastech and LICENSEE.

      "Patent Rights" means (i) the patents and patent applications listed in Appendix A; (ii) all continuation, divisional, continuation-in-part, continued prosecution, re-examination, reissue, utility model, petty, and other patent applications claiming subject matter therein or claiming priority from any of the foregoing and all patents that issue therefrom; (iii) all counterparts, substitutions, restorations, extensions (including, without limitation, patent term extensions), supplementary protection certificates, registrations, confirmations, validations and renewals of any of the foregoing; and (iv) all other U.S. patents, patent applications (provisional and non-provisional), utility models, invention certificates, and other grants for the protection of inventions or industrial designs, in each case that are Controlled by Nastech or its Affiliates now or in the future and that cover or are useful for the Product or the making (including development, testing, packaging, and Manufacturing), preparation, importation, use, or sale of the Product.

      "PDMA" means the Prescription Drug Marketing Act enacted in the United States in 1988, as amended, and rules and regulations promulgated thereunder, as in effect from time to time.

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      "Person" means any person, organization or entity, whether natural, legal or otherwise, including but not limited to any individual, corporation, partnership, limited liability company, association, joint venture, estate, trust, or governmental body, agency, authority, or other entity.

      "Process Development/Validation Activities" is defined in Section 8.1.

      "Product" means the intranasally-administered formulation of the calcitonin product [***].

      "Product Development Committee" means a committee composed of two (2) people from each Party as designated from time to time by the CEO of each respective Party, which shall be tasked to work in cooperation regarding management of the development, manufacturing, supply and launch of the Product.

      "Quality Agreement" means the form of Quality Agreement substantially in the form of Appendix B hereto.

      "Reference Product" means any strength or presentation of an intranasally administered calcitonin-salmon product [***].

      "Regulatory Approval" means all authorizations by the FDA and any other competent Regulatory Authorities which are required for the development, manufacture, use, import, export, marketing, promotion, pricing, offer for sale, sale and distribution of the Product in the Territory, including for the United States an approved ANDA.

      "Regulatory Authority" means the FDA and any other federal, regional, state or local regulatory agency, department, bureau, commission, official, council or other governmental entity involved in the granting of Regulatory Approval for the Product in the Territory.

      "Samples" means any samples of the Product requested by LICENSEE in a purchase order that indicates the Product is for development, evaluation or testing or otherwise for providing samples to Third Parties.

      "Specifications" means all manufacturing and quality control and assurance procedures, processes, practices, standards, instructions and specifications applicable to the manufacture, packaging, storage and shipment of the Product mutually agreed to in writing by Nastech and LICENSEE, as the same are amended by mutual written agreement of the Parties to meet applicable regulatory requirements, obtain applicable Regulatory Approval, or otherwise and as included in an approved ANDA for the Product, as the ANDA is amended from time to time. Neither Party shall unreasonably withhold its agreement with respect to the establishment or amendment of the Specifications.

      "Territory" means the United States.

      "Third Party(ies)" means any Person(s) other than Nastech or LICENSEE or their respective Affiliates.

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      [***]

      "United States" means the United States of America and its territories, possessions and commonwealths (including Puerto Rico).

      "Validation Lots" means the initial number of lots of the Product, manufactured by Nastech during the course of the Process Development/Validation Activities.

2. Grant of License.

      2.1. License Grant. Subject to the terms and conditions set forth in this Agreement, Nastech hereby grants to LICENSEE an exclusive (even as to Nastech), [***] license under the Patent Rights and the Licensed Know-How, solely in the Territory, to make, have made, develop, import, market, offer for sale, use, obtain Regulatory Approval for, and sell the Product (all of the rights set forth in this Section 2.1 above, collectively the "License"). For the avoidance of doubt, LICENSEE agrees to not exercise its rights under the License to make the Product or have the Product made, in whole or in part, except in accordance with Article 16. LICENSEE is not licensed to use the Patent Rights or the Licensed Know-How in any manner or for any purpose other than in strict accordance with the License and this Agreement. The term of the License with respect to the Product shall be coextensive with the term of this Agreement applicable to the Product, as set forth in Section 14.1 hereof.

      2.2. Retained Rights. As between Nastech and LICENSEE, Nastech retains sole ownership in and to the Patent Rights and Licensed Know-How, [***]. Nastech retains all right under the Patent Rights and the Licensed Know-How for any product, formulation, service, process, method or other subject matter whatsoever, subject to LICENSEE's rights under the License and otherwise under this Agreement and subject to the restrictions set forth in Section 18.1 with respect to Intranasal Calcitonin Products. Notwithstanding anything in this Agreement to the contrary, Nastech retains the right under the Patent Rights and the Licensed Know-How as necessary to fulfill Nastech's obligations under this Agreement.

3. Disclosure of Know-How. Within sixty (60) days after the execution of this Agreement, to the extent in the possession, knowledge or Control of Nastech or its Affiliates as of the Effective Date, Nastech will provide to LICENSEE, with respect to the Product, the Licensed Know-How relating to the Product. Thereafter, Nastech will promptly provide to LICENSEE all improvements and additional Licensed Know-How with respect to the Product, that has not been previously delivered to LICENSEE, as such improvements or additional Licensed Know-How become available to Nastech or its Affiliate.

4. Regulatory Applications.

      4.1. Nastech has filed an ANDA for the Products [***] (the "Product ANDA") and it has been accepted for review by the FDA. Nastech shall continue to prosecute such ANDA with the FDA in order to obtain Regulatory Approval for the Product [***] and shall thereafter maintain such ANDA during the term of this Agreement. [***].

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      4.2 ANDAs. If the FDA requests that additional clinical studies be performed in connection with Nastech's ANDA filings on the Product, Nastech will conduct the additional studies according to the requirements of the FDA and file the results thereof with the FDA. Additionally, Nastech shall use its diligent efforts to obtain approval for [***]. LICENSEE and Nastech shall cooperate and consult with respect to the design and execution of such studies, and LICENSEE shall provide Nastech commercially reasonable regulatory affairs support and guidance with respect to all matters concerning ANDA filings and the Product.

      4.3. Other Regulatory Matters.

            (a) Provided that Nastech obtains Regulatory Approval for the Product ANDA in the United States, LICENSEE or its designee shall be responsible, at its own cost and expense (as between LICENSEE and Nastech), for filing and maintaining all documentation and other information required by any state, territory or possession (including Puerto Rico) of the United States for the purpose of listing the Product on each such state's or territory's or possession's formulary, and obtaining such other approvals (other than FDA approvals for which Nastech shall remain responsible pursuant to Sections 4.1 and 4.2 above) as may be necessary to market the Product in each state, territory or possession.

            (b) Without limiting the foregoing, each Party shall have the right to have one or more of its representatives participate in all correspondence with the FDA relating to the Regulatory Approval of the Product and all meetings with the FDA regarding the Product. In this connection, each Party agrees to provide to the other Party a copy of any documents or reports to be filed with the FDA relating to the Product, reasonably in advance of the submission thereof to the FDA to permit the other Party to review and comment thereon. Similarly, each Party shall promptly provide to the other Party notice of, and copies of any materials comprising, communications from the FDA that relate to or may affect the Product in connection with obtaining FDA approval of the Product.

5. Consideration; Milestone Payments to Nastech.

      5.1. Product. As consideration for the License granted by Nastech to LICENSEE hereunder with respect to the Product:

            (i) Upon the completion of the [***], LICENSEE will pay Nastech the sum of [***];

            (ii) If [***] then LICENSEE will pay to Nastech the sum of [***] within ten (10) business days thereafter; and if [***] LICENSEE will pay to Nastech an additional sum of [***] within ten (10) business days thereafter;

            (iii) If [***], LICENSEE will pay Nastech the additional sum of [***] within ten (10) business days thereafter; provided, however, that if [***] then LICENSEE shall be entitled to deduct [***];

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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

            (iv) if [***], LICENSEE will pay Nastech the additional sum of [***] within ten (10) business days thereafter; provided, however, that [***] then LICENSEE shall be entitled to deduct [***];

            (v) if [***], LICENSEE will pay Nastech the additional sum of [***] within ten (10) business days thereafter; provided, however, that if [***] then LICENSEE shall be entitled to deduct [***]; and

            (vi) if [***], LICENSEE will pay Nastech the additional sum of [***] within ten (10) business days thereafter; provided, however, that if [***] then LICENSEE shall be entitled to deduct [***].

For purposes of clarity, no milestone payments shall be due under subsections
(ii) through (vi) of this Section 5.1 in the event that [***]. For purposes of clarity, all milestone payments shall be due under subsections (ii) through (vi) of this Section 5.1 in the event that [***], but LICENSEE fails to effect a timely launch (as defined in Section 7.1(b)) prior to [***].

      5.2. It is understood and agreed that the milestone payments payable under
Section 5.1 are non-refundable, non-recoupable, non-rebatable, non-creditable (in each case, except as explicitly provided in this Agreement), single payments, expressed herein and payable in U.S. dollar amounts.

6. Royalty Payments to Nastech or to LICENSEE; Other Payments; Nastech Audit.

      6.1. Royalties. (a) In further consideration of the License granted in
Section 2.1, subject to the terms and conditions of this Agreement, LICENSEE agrees to pay Nastech a royalty equal to:

            (i) While [***] per cent ([***]%) of the Net Profits derived from sales of the Product by LICENSEE, its Affiliates or sublicensees; and

            (ii) During the time the Product is [***] per cent ([***] %) of the Net Profits derived from sales of the Product by LICENSEE, its Affiliates or sublicensees.

      (b) [***].

      6.2. Payment. Amounts payable under Section 6.1 shall be due and payable to Nastech within thirty (30) days after the end of each Calendar Quarter in which any of LICENSEE, its Affiliates or sublicensees has any sales of the Product. Each such payment shall be accompanied by an accounting by LICENSEE of the gross sales, deductions therefrom, Net Sales, deductions therefrom and Net Profits of the Product for the Calendar Quarter for which payment is made.

      6.3. True-Up. [***], a "True-up" calculation of the deductions from the gross amount invoiced for Product set forth in the definition of Net Sales in may be made to then determine the

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

true Net Profit for an applicable period, as follows: [***]. The "true-up" calculations will be calculated on a first-in first-out accounting basis for purposes of calculating all deductions incurred during the period. LICENSEE shall provide Nastech with a detailed schedule of any True-up calculations made, and such True-up Calculation shall be subject to audit pursuant to Section 6.4 below. [***].

      6.4 Recordkeeping; Audit.

            (a) LICENSEE, its Affiliates and sublicensees shall keep accurate records in sufficient detail to enable the amounts payable by LICENSEE to Nastech under this Article 6 to be determined until [***] after the Calendar Year to which such records pertain.

            (b) Upon the request of Nastech (but not more often than once each Calendar Year), Nastech may designate an independent public accountant mutually agreed to by Nastech and LICENSEE (such agreement not to be unreasonably delayed or withheld; LICENSEE and Nastech hereby agree that each has agreed to KPMG LLC) to conduct a confidential review of records sufficient to verify the accuracy of the payments made or payable hereunder during the then [***] or any part thereof. Such accountant shall not in any way be compensated (in whole or in part) contingent on the outcome of the audit. All such reviews shall occur upon not less than [***] prior written notice and shall be conducted during normal business hours and without undue interference with LICENSEE's operations. The cost of such review shall be borne by Nastech unless the result thereof establishes that the amounts payable by LICENSEE to Nastech have been understated by five percent (5%) or more for any Calendar Year, in which event LICENSEE shall bear the reasonable cost of such review. If LICENSEE has understated any amount payable to Nastech, then LICENSEE shall remit to Nastech forthwith the relevant amount due, plus interest thereon for the period unpaid based on the representative prime rate published by The Wall Street Journal as of the date of the notice of such underpayment. If such accountant shall determine that LICENSEE has overstated the amount payable to Nastech, then LICENSEE shall receive a credit of the amount against future payments due from LICENSEE to Nastech under Section 6.1(a).

7. Marketing and Sale of the Product.

      7.1. Commercialization.

            (a) Upon the execution of this Agreement, LICENSEE agrees to review and consider such alternatives as it determines to be available and practicable to enable it to market the Product as promptly as practicable subsequent to FDA approval of the ANDA for the Product [***].

            (b) Subject to Section 16.1, LICENSEE shall commence marketing the Product to customers in the United States within [***] after all of the following have occurred for the Product (and LICENSEE will use diligent efforts to cause or to facilitate such occurrences): (i) FDA approval has been obtained of the ANDA filed for the Product; (ii) all other Regulatory Approvals have been obtained and other legal and regulatory requirements have been met for the Product, and the manufacture, use, marketing, and sale thereof, in the Territory

                                       10
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[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS
DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

(including without limitation with respect to Manufacturing and storage facilities and technology of Nastech); [***]. After the initial commercial introduction, marketing and sale of the Product in the United States, LICENSEE will market, promote and sell the Product in the United States using such efforts and resources consistent with LICENSEE's other generic products of equivalent commercial potential to the Product [***]. LICENSEE may engage in such efforts directly or through Affiliates or sublicensees and may enter into co-promotion or other marketing agreements with Third Parties in the United States to extend the marketing and promotion of the Product hereunder, provided that in all cases LICENSEE remains responsible for the compliance of its Affiliates, sublicensees and Third Party co-promotion partners with the terms and conditions of this Agreement.

            (c) LICENSEE shall undertake promotional activities ("Promotional Activities") to promote the Product using the efforts and resources required by
Section 7.1(b) above:

            (d) Nastech and LICENSEE shall form a Product Development Committee which shall meet on a recurring basis to establish a timeline for Commercial Launch, including regulatory requirements to be fulfilled, and to review marketing and sales efforts and programs on an on-going basis. Notwithstanding the foregoing LICENSEE shall have sole control in determining the timing of launch.

            (e) LICENSEE shall not use Product as a loss leader or bundle Product with any other products in any fashion that decreases revenue otherwise directly attributable to Product disproportionately in comparison to the other bundled products.

      7.2. Trademarks. LICENSEE shall have the right to use any trademarks, service marks, trade names, and other words, names, symbols, designs, designations and devices (including any logos and trade dress) that LICENSEE determines in its sole discretion in connection with the sale of the Product hereunder, each of which shall be owned or licensed by LICENSEE, and (subject to Section 14.5(b) hereof and as stated in Section 14(b) of the Quality Agreement) Nastech shall have no rights or interest therein.

8. Manufacture of the Product.

      8.1. Process Development/Validation. Nastech shall be responsible, at its cost and expense, for the development of, and performance of all validation activities in connection with, any manufacturing processes and requirements as are necessary or desirable in connection with the completion of the development of the Product for commercial production, including (but not limited to) the development and process qualification of content uniformity, analytical testing, preparation of validation technical reports, the preparation of equipment qualification and manufacturing validation procedures, the qualification of equipment and utilities, as well as the validation of the manufacturing, packaging and cleaning processes in accordance with such procedures and the manufacture and testing of Validation Lots ("Process Development/Validation Activities") and for providing such information and taking such steps as are necessary in connection with the CMC or similar portions of any regulatory applications required to obtain Regulatory Approvals for the Product, and otherwise in connection with the

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manufacture of the Product by Nastech and sale of the Product to and by or under authority of LICENSEE hereunder.

      8.2. Manufacture of the Product. Nastech shall manufacture and supply the Product to LICENSEE in amounts to be sufficient to meet LICENSEE's requirements for the sale thereof (including the requirements of its Affiliates and sublicensees) as determined in accordance with Section 8.3. Nastech shall manufacture the Product in an FDA-approved manufacturing facility that meets cGMPs and in accordance with the Specifications for the Product, shall not supply Adulterated Product, and shall otherwise manufacture and supply the Product to LICENSEE as necessary to obtain Regulatory Approvals and in a manner that meets applicable regulatory requirements. Nastech shall, at the time of shipment of the Product, provide LICENSEE a certificate of analysis covering the Product manufactured and shipped to LICENSEE, its Affiliate, or sublicensee by Nastech. Nastech agrees not to change the Specifications for the Product without the prior written approval of LICENSEE, which approval shall not be unreasonably withheld or delayed.

      8.3. Forecasts and Purchase Orders. The Parties agree to work together in good faith to prepare for the Commercial Launch of the Product. Specifically:

      (a) Approximately [***] months prior to the calendar quarter in which the Commercial Launch of a Product is projected by the Parties to occur pursuant to Section 7.1(d), LICENSEE shall provide Nastech with a [***] month non-binding forecast of LICENSEE's quantity requirements of such Product to prepare for Commercial Launch of, and for the [***] months of sales following the Commercial Launch of, such Product (collectively the "Launch Requirements").

      (b) To the extent the purchase order specifies delivery dates for Product that are at least [***] days after the date of purchase order issuance, Nastech shall supply the Product in the requested quantities and shall deliver such Product to LICENSEE no earlier than [***] days before, except in the case of the Launch Requirements, and no later than [***] days after, such delivery date(s) and otherwise in accordance with the terms and conditions of this Agreement (subject to the provisions of Section 16.1). In the case of the Launch Requirements, the Parties agree to collaborate to coordinate appropriate delivery schedules and storage for such Launch Requirements within the Specifications.

      (c) To the extent the purchase order specifies delivery dates for Product that are less than [***] days after the date of purchase order issuance, Nastech shall [***].

      (d) Approximately [***] days prior to the estimated date that the Commercial Launch of such Product is projected to occur, LICENSEE shall provide Nastech with a binding purchase order for its Launch Requirements of such Product and a revised forecast of its quantity requirements for such Product for the subsequent [***] calendar months. Following Commercial Launch by LICENSEE, LICENSEE shall thereafter issue firm purchase orders to Nastech for Product on a rolling [***] basis -- each purchase order shall be accompanied by a forecast of LICENSEE's quantity requirements for Product for the subsequent [***] months following the period for which the purchase order is made, provided that no forecasts or orders need be given

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for any period after the term of this Agreement. If following Commercial Launch a required forecast and firm purchase order for [***] is not submitted for the Product within [***] business after the beginning of [***], the last submitted [***] forecast shall become the new forecast and the forecast for the immediately following [***] shall become a binding purchase order. LICENSEE's forecasts and orders shall reflect its good faith expectations of customer demand and LICENSEE shall act in a commercially reasonable manner to schedule orders to avoid creating production capacity problems for Nastech. LICENSEE's forecasts shall be non-binding except for the binding purchase orders based on forecasts of the immediately following [***] and that, to the extent that Nastech is required to place orders for the long lead time items (items with a lead time of greater than [***] days) used in the Manufacture of Product that are specified in Schedule 8.3 hereto, based on LICENSEE's forecasts; and Nastech is actually unable to use such items because LICENSEE orders less Product than most recently forecast LICENSEE shall reimburse Nastech for its out-of-pocket costs for such items. Schedule 8.3 shall be revised by the Parties in good faith to the extent that additional items become only available on a long lead time basis, and to the extent that item no longer requires long lead times.

      (e) Orders for Product shall be made by LICENSEE pursuant to written binding purchase orders that specify the quantities ordered and the delivery date. The quantity of Product ordered shall be no less than [***] percent ([***]%) and no more than [***] percent ([***]%) of the most recently provided forecast for such period. Once received by Nastech, such purchase orders may not be cancelled or modified by LICENSEE without Nastech's prior written consent, which shall not be unreasonably withheld.

      8.4. No Additional Terms. All contrary, inconsistent or additional provisions, terms and conditions of any forecast, purchase order, sales or order acknowledgment, invoice or other standard business form of either Party (a "Form") are hereby expressly rejected and superseded by this Agreement and shall be disregarded and have no force and effect. If a Form purports to be conditioned in any manner on agreement to and/or acceptance of any provisions, terms and conditions other than those set forth herein, then such condition is hereby waived.

      8.5. Purchase Quantities. All firm orders for Product shall be made in lot sizes or whole multiples thereof as provided in the Specifications for the Product. Each such firm order shall specify the quantity of units of the Product being ordered. Delivery of at least [***] percent ([***]%) and no more than [***] ([***]%) of the quantities specified on the firm order shall be deemed satisfactory fulfillment of such order.

      8.6. Price. The price to be paid by LICENSEE to Nastech for the Product ordered by LICENSEE from Nastech hereunder during the term of this Agreement, including Samples, shall be [***]. Nastech may increase the [***] only in accordance with Appendix C. Changes to the pricing schedule stated in Schedule C1 shall reflect actual pricing increases incurred by Nastech. To the extent such price increases are in excess of [***], such price increases shall only be effected with the consent of the Parties, provided that if such increases are reasonably evidenced by Nastech then LICENSEE shall not unreasonably withhold or delay its consent.

      8.7. Quality Agreement. The Quality Agreement further details the quality assurance obligations and responsibilities of the Parties with respect to the Product. Notwithstanding

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COMMISSION.]

anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement, this Agreement shall govern and control.

      8.8. Recordkeeping; LICENSEE Audit. Nastech shall keep accurate records in sufficient detail to enable LICENSEE or its representative to determine Nastech's Manufacturing Cost applicable to the Product. LICENSEE shall have the option, once each Calendar Year, to designate an independent public accountant mutually agreed to by Nastech and LICENSEE (such agreement not to be unreasonably delayed or withheld) to conduct a confidential review of records sufficient to verify Nastech's Manufacturing Cost applicable to the Product sold to LICENSEE by Nastech hereunder during the preceding [***] and the Product prices invoiced by Nastech during such [***] period. Such reviews shall be performed in a confidential manner upon not less than two (2) weeks' prior written notice and shall be conducted during normal business hours and without undue interference with Nastech's operations. Such accountant shall not in any way be compensated (in whole or in part) contingent on the outcome of the audit. Promptly following the report of the independent accountant, the Parties shall resolve any over-charges or under-charges in good faith. Nastech shall reimburse LICENSEE forthwith the amount of any over-charges actually paid by LICENSEE plus interest thereon for the period from the date originally paid based on the representative prime rate published by The Wall Street Journal as of the date of the notice of such over-charge. If the audit discloses over-charges to LICENSEE in excess of five percent (5%) of the aggregate charges as correctly calculated for any Calendar Year, Nastech shall also reimburse LICENSEE's reasonable costs of conducting the review. If the audit discloses undercharges to LICENSEE, such undercharges shall be billed to, and payable by, LICENSEE.

      8.9. Delivery and Payment Terms. The terms of delivery for the Product shall be F.C.A. (Incoterms 2000) Nastech's Bothell, Washington or Nastech's Hauppauge, New York or Nastech's designee's (to the extent authorized under Section 16.3) manufacturing plant. All Product shipped shall be in finished dosage form, packaged and labeled for commercial sale and shall be properly prepared for safe and lawful bulk shipment by Nastech or such Nastech designee according to the Specifications, shall be shipped to LICENSEE's distribution center or other location designated by LICENSEE, via the common carrier designated by LICENSEE, and shall be accompanied by appropriate transportation and other agreed upon documentation. Said common carrier shall execute all shipments under controlled storage conditions and with proper documentation of such control, as required by the Quality Agreement, the FDA and other Applicable Law, and as set forth in the Specifications. Payment for all Product shipped by Nastech to LICENSEE shall be net thirty (30) days following the date of actual shipment.

9. Compliance; Adverse Drug Events, Governmental Inquiries, Reporting.

      9.1. Regulatory Notice. Each Party shall give to the other Party prompt written notice of any failure, or allegation of failure by any Regulatory Authority or other Person, of the notifying Party to comply with the provisions of Applicable Laws in any manner which affects or could affect the manufacture of the Product or the performance by the notifying Party of its obligations under this Agreement. Each Party shall give the other reasonable notice of any FDA or other Regulatory Authority inspection and a representative of the noticed party shall have the

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COMMISSION.]

right to observe said inspection during its conduct, to the extent permitted by the FDA or such other Regulatory Authority. Each Party shall also provide to the other Party, and cause each supplier or packager of Product materials or components to provide to the other Party, by telefax within [***] of the receipt thereof, a copy of all FDA 483 observations and all FDA notices and correspondence relating to the Product or the facilities in which the Product or any materials or components thereof are manufactured, processed, packaged or stored, and to promptly provide the other Party with a draft of any response thereto proposed to be made by the notifying Party and to incorporate any reasonable suggestions made by the other Party with respect thereto.

      9.2. Regulatory Matters. Subject to Nastech's obligations under Section 4 above, the Parties will jointly control all regulatory matters regarding the marketing, import, export, use, offer for sale or sale of the Product hereunder as well as matters related to the manufacture of the Product when Nastech is the manufacturer of the Product. As between the parties, LICENSEE will have the sole responsibility to respond to product and medical complaints concerning the Product hereunder.

      9.3. Efficacy and Safety Information. Nastech shall furnish LICENSEE with such efficacy and safety information as is required by law and otherwise is in the possession or control of Nastech to assist LICENSEE in the marketing, promotion, sale and distribution of the Product.

      9.4. Adverse Drug Experiences. LICENSEE shall notify Nastech of any Adverse Drug Experience of which the LICENSEE becomes aware within [***] after first becoming aware thereof. As required under 21 CFR 314.98 and 314.80, Nastech is required to submit postmarketing safety reports to the Agency for both serious and nonserious adverse experiences. In order for Nastech to meet this reporting obligation, and in compliance with 21CFR314.80(C)(1)(iii) and FDA's "Guidance for Industry - Postmarketing Safety Reporting for Human Drug and Biological Products Including Vaccines", LICENSEE shall provide supporting information as required under these regulations.

      All reports under this Section 9.4 shall be made by telephone or telefax as follows:

                        Nastech Pharmaceutical Company Inc.
                        Executive Vice President of Clinical Research
                           & Medical Affairs
                        3450 Monte Villa Parkway
                        Bothell, WA 98021
                        Telephone: 425-908-3600
                        Telecopier: [***]

and contemporaneously confirmed in writing.

      9.5. Product Recall. Each Party shall promptly notify the other Party in writing of any order, request or directive of a court or other governmental authority or other decision to recall or withdraw any of the Product in any jurisdiction. In the event that either Party believes it may be necessary to conduct a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to any Product which was sold under this Agreement (a "Recall"),

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they shall promptly consult with each other in good faith as to how best to proceed, it being understood and agreed that the final decision as to any Recall of any Product shall be made by LICENSEE; provided however, that neither Party shall be prohibited hereunder from taking any action that it is required to take by Applicable Law. Each of Nastech and LICENSEE shall make a permanent, complete and accurate record of all costs incurred by it in connection with any Product recall, a copy of which shall be delivered to the other party upon its request as soon after the completion of such recall or seizure as practically may be done. If the cause of, or reason for, said recall is attributable to the negligence or breach of this Agreement by LICENSEE or is associated with any general recall of other products of LICENSEE, the total cost of the recall to the parties shall be borne by LICENSEE. If the cause of, or reason for, said recall or seizure is attributable to the negligence or breach of this Agreement by Nastech or is associated with any general recall of other products of Nastech, then Nastech shall reimburse LICENSEE for all reasonable out-of-pocket costs incurred by it in effecting such recall or seizure. If the reason for the Recall is not attributable to Nastech or Licensee according to the foregoing and is due to reasons beyond the reasonable control of the Parties, then the Parties shall equally share the cost of such Recall and shall promptly reimburse each other as applicable. If Nastech and LICENSEE cannot agree which party is at fault or whether the recall was reasonably beyond the control of the parties, then an independent technical expert, acceptable to both, will be designated to make the determination. The so designated technical expert shall not be an employee, consultant, officer, director or shareholder of or otherwise associated with any party or an Affiliate of any party. The technical expert's determination shall be, in the absence of fraud or manifest error, binding and conclusive upon the parties. In the case of fraud or manifest error, the dispute resolution mechanism of Article XVII shall apply.

      9.6. Medical Inquiries. LICENSEE shall handle all medical inquiries concerning the Product. If Nastech receives any such medical inquiries, it shall refer such inquiries in writing to:

                   Par Pharmaceutical, Inc.
                   300 Tice Boulevard
                   Woodcliff Lake, New Jersey 07677
                   Attention: Michael Graves
                   Telephone: 201-802-4100
                   Telecopier: [***]

Nastech has the right to review and approve all medical communications materials intended for LICENSEE's internal or external use generated by LICENSEE. Nastech agrees to supply to LICENSEE a protocol for allergy testing, as described in the approved Package Insert.

      9.7. Inspection. For the purposes of LICENSEE's compliance with Applicable Laws governing its activities under this Agreement, Nastech shall, upon reasonable (but not fewer than fifteen (15) days') prior written notice by LICENSEE to Nastech, allow or provide for LICENSEE and its representatives to inspect the respective facilities of Nastech and its designees approved by LICENSEE, respectively, used for the manufacture of the Product, not more than once annually (in the absence of the occurrence of extraordinary events requiring any additional inspection, such as failure to timely supply or the receipt of any 483), to confirm that

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the facilities and the equipment, personnel and operating and testing procedures used by such parties in the manufacture, testing, storage and distribution of the Product hereunder are in compliance with cGMPs. Within [***] after its receipt of any report and observations of LICENSEE resulting from any such inspection, Nastech shall provide LICENSEE with a formal written response (including expeditious time lines to complete any necessary corrective action).

LICENSEE will respond to Nastech with any questions Nastech has as a result of the response of Nastech within [***] after LICENSEE's receipt of notice thereof. Nastech shall expeditiously pursue any indicated corrective actions to completion and resolve any related issues, and each communication between the Parties for this purpose shall occur not later than [***] following a Party's receipt of the most recent communication from the other Party with respect thereto until all such actions and issues are completed and resolved. In the event that a dispute arises between Nastech and LICENSEE regarding the necessity or fulfillment, of such corrective actions or otherwise arising under this
Article 9, the senior management of the Parties shall in good faith promptly attempt to resolve disputed issues. If the parties cannot reach agreement, the matter shall be resolved in accordance with Article 17 hereof.

      9.8. Regulatory Materials. Each Party either currently has or will at all relevant times during the term of this Agreement have sufficient access and rights to all regulatory materials filed by it with Regulatory Authorities relevant to the Product and the supporting raw data therefor, as required to support the development and marketing approval of the Product and its obligations under this Agreement. Each Party shall, as requested by the other, at all relevant times during the term of this Agreement disclose such regulatory materials and data to the other and shall authorize the other to include such regulatory materials and data in any applications for Regulatory Approval hereunder. Notwithstanding the foregoing, neither Party makes any representation, warranty or covenant, and shall have no liability or responsibility under this Section 9.8 with respect to, any regulatory materials or other Know-How provided or made available to it by the other, whether or not filed, disclosed, or relied upon by such Party. Each Party represents, warrants, and covenants to the other that such other Party currently has, and will at all relevant times during the term of this Agreement have, access and rights to all such regulatory materials, as are or become within the possession or control of such representing Party, sufficient for the other to file the same and the supporting raw data therefor, and analyses thereof, relevant to the Product and useful to support the development and Regulatory Approval of the Product, with Regulatory Authorities and that each Party has and will at all relevant times during the term of this Agreement have the right to disclose such regulatory materials and data to the Regulatory Authorities, its Affiliates, and sublicensees and to include such regulatory materials and data in any applications for Regulatory Approval of the Product in the Territory, and each Party shall mutually cooperate with respect thereto.

10. Additional Representations, Warranties and Agreements.

      10.1. Mutual. Each Party hereby represents and warrants to and covenants with the other Party that:

            (a) Authority. As of the Effective Date such Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

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and (ii) has the corporate power and authority to execute and deliver this
Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary actions on the part of such Party, and this Agreement has been duly executed and delivered by, and is a legal, valid and binding obligation of, such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be limited by generally applicable laws relating to bankruptcy, insolvency or creditors' rights or by principles of equity affecting the availability of remedies.

            (b) Conflicts; Defaults. The execution, delivery and performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of such Party or any agreement, document, instrument, indenture or other obligation of such Party or to which it or its assets are subject. Such Party is not in default (nor has there transpired an event which with notice or the lapse of time or both would become a default) under any agreement, document, instrument, indenture or other obligation of such Party which results or could reasonably be expected to result in any materially adverse effect upon the commercial success of the Product or the performance of this Agreement.

            (c) Litigation. As of the Effective Date such Party is not aware of any pending or threatened litigation, and has not received any communication, that alleges that any of such Party's intellectual property, assets or activities related to this Agreement has violated, or that by conducting the activities as contemplated herein such Party would violate, any of the intellectual property, proprietary or other rights of any Person.

            (d) Consents and Approvals. As of the Effective Date all necessary consents, approvals and authorizations of all governmental or Regulatory Authorities and other Persons required to be obtained by such Party in connection with the entry into this Agreement have been obtained, and such Party has obtained, or will exercise commercially reasonable and diligent efforts to obtain, all such consents, approvals and authorizations required for its performance hereunder.

            (e) Requisite Facilities, etc. Each Party represents, warrants and covenants that it has, or will have as necessary to perform its obligations hereunder, the requisite facilities, personnel, equipment, expertise, experience, knowledge and skill sufficient in quality and quantity to perform the services and obligations to be performed by or on behalf of such Party under this Agreement.

            (f) Maintenance of Licenses, etc. Each Party represents and warrants and covenants that it shall maintain in full force and effect, at its own cost and expense, all necessary licenses, permits and other authorizations required by Applicable Laws to carry out its duties and obligations under this Agreement and represents, warrants and covenants that in performing its obligations under this Agreement it will, and will cause its employees, agents, contractors and sublicensees to, comply with the Act and all other Applicable Laws.

      10.2. Nastech. Nastech hereby represents and warrants to and covenants with LICENSEE that:

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COMMISSION.]

            (a) Right to License. Nastech has the full, unrestricted right, power and authority to license to LICENSEE all of the Patent Rights and the Licensed Know-How, including (but not limited to) the right to grant and authorize sublicenses thereunder, and the rights to exploit, import, make, have made, use offer for sale, sell and distribute the Product. Nastech shall not grant any Third Party any license or rights under any Patent Rights or Licensed Know-How that derogate from or reduce the License or rights granted to LICENSEE under this Agreement.

            (b) No Knowledge of Infringement. To the best of Nastech's knowledge, as of the Effective Date: (i) neither the Product, nor the making, use, sale, offer for sale, import, and other exploitation of the Product, nor the exercise of the Patent Rights or the Licensed Know-How, infringe upon or misappropriate the intellectual property or proprietary rights of any other Person, and no Person has alleged any such infringement, and Nastech is not aware of any basis for any claim thereof; and (ii) there is no infringement of any of the Patent Rights, and no misappropriation of any of the Licensed Know-How by any Third Party.

            (c) No Knowledge of Invalidity. As of the Effective Date, (i) the Patent Rights are not subject to any pending re-examination, opposition, interference or claim of invalidity proceedings, (ii) none of the Patent Rights or Licensed Know-How is subject to any litigation or similar proceedings, and
(iii) Nastech has not received any notice of a Third Party threat of such a proceeding, or of facts that could reasonably be expected to form the basis for instituting any such proceeding.

            (d) Conformance, etc. The Product supplied to or under the authority of LICENSEE hereunder, at the time of sale and shipment to LICENSEE by Nastech:
(i) will conform to the Specifications therefor as then in effect, (ii) will have been manufactured in compliance with all Applicable Laws, including cGMPs,
(iii) will not be Adulterated Product; and (iv) will be packaged and shipped in a manner reasonably expected to prevent any damage, loss, or degradation during shipment and unpacking.

            (e) Information Supplied. Nastech has or will provide LICENSEE, to the best of its knowledge, and to the extent in its custody or control during the Diligence Period described in Section 14.4 below, with all documents or information requested by LICENSEE as part of its due diligence process, and has provided LICENSEE, prior to the execution of this Agreement or will provide during the Diligence Period, access to sufficient Licensed Know-How for LICENSEE to conduct a reasonably fully informed evaluation of the Product, the Patent Rights and the Licensed Know-How and the development status and results relating to the Product, including all adverse information and all relevant agreements.

            (f) Regulatory Authorities. As of the execution of this Agreement, Nastech has not to the best of its knowledge made to any Regulatory Authority an untrue statement of or regarding, or failed to disclose to any Regulatory Authority, a material fact with respect to the Product.

            (g) Work Product. All employees, consultants and contractors of Nastech performing work with respect to the Product have been and shall be subject to a written

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agreement that vests in Nastech all right, title and interest in and to their work product, related to or competitive with the Product, including all associated intellectual property rights.

            (h) Patents. The patents and patent Applications set forth in Appendix A comprise a complete list, in the reasonable opinion of Nastech, of those patents and patent applications Controlled by Nastech that directly read upon the Products; and to the extent that additional patents or applications meeting such criteria fall under the Control of Nastech they will be added to Appendix A.

      10.3. LICENSEE. LICENSEE hereby represents and warrants to and covenants with Nastech that:

            (a) Integrity of Patent Rights. LICENSEE will not cause any of the Patent Rights or the Licensed (or permit any Affiliate or sublicense to cause) Know-How to be encumbered by any security interests. LICENSEE shall not (and shall not permit any of its Affiliates or sublicensees to) initiate or voluntarily maintain, or participate or cooperate with any Third Party to initiate or maintain, any action or proceeding seeking to limit or invalidate any of the patents included in the Patent Rights or to challenge the ownership or inventorship of any of the Patent Rights.

            (b) Trademarks. At the time it first makes the request, all trademarks, service marks, trade names, and other words, names, symbols, designs, designations and devices (including all logos and trade dress) that LICENSEE requests Nastech to affix to the Product (i) shall be either owned or controlled by LICENSEE and (ii) shall not infringe the trade mark, service mark, or trade name rights of any Third Party.

      10.4. DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, WHETHER WRITTEN OR ORAL, OR ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, INCLUDING ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO NONINFRINGEMENT, VALIDITY, VALUE, ADEQUACY, FREEDOM FROM FAULT, QUALITY, EFFICIENCY, SUITABILITY, CHARACTERISTICS OR USEFULNESS, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCT, PATENT RIGHTS OR KNOW-HOW, AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY DISCLAIMED.

11. Know-How; Patent Prosecution.

      11.1. Delivery of Know-How. Upon the execution of this Agreement and from time to time thereafter, without limiting Nastech's other obligations under this Agreement, Nastech shall make accessible and provide copies to LICENSEE, for LICENSEE's use in accordance with the terms and conditions of this Agreement, such Know-How as may be in Nastech's possession and Control which is reasonably requested by LICENSEE.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      11.2. Patent Rights.

            (a) Nastech shall consult with LICENSEE, and keep LICENSEE promptly and fully informed, regarding all preparation, filing, prosecution, maintenance and extension of the Patent Rights, including by keeping LICENSEE promptly informed of all new applications that Nastech may wish to have filed, of other proceedings with respect to any Patent Rights, and by promptly providing LICENSEE with copies of all communications, search reports and other correspondence received from each patent office. Nastech shall provide LICENSEE with a reasonable opportunity to review and comment on all proposed submissions (including new applications), and other actions with respect to any Patent Right, as far in advance as reasonably practicable, but in no event less than [***] prior to the filing or taking the action (or such shorter period as is reasonably practicable for deadlines not extendable beyond [***]), including without limitation by providing LICENSEE with a copy of the complete text of each filing and other document (and the supporting documentation); each amendment and other modification; all correspondence with the filing authority or other Person; and all correspondence and filings concerning the institution, possible institution, or prosecution, of any interference, opposition, re-examination, reissue, revocation, nullification or other official proceeding involving any Patent Right. Nastech shall allow LICENSEE to participate in all proceedings and correspondence with respect to the Patent Rights to the extent desired by LICENSEE and shall reasonably discuss all of the items identified in this Section 11.2 with the appropriate persons within LICENSEE who are responsible therefor and with LICENSEE's patent counsel, to the extent requested by LICENSEE. Nastech shall reasonably consider and take into account, consistent with the foregoing, LICENSEE's input and requests regarding the patent protection to be pursued, filed, prosecuted and maintained hereunder. LICENSEE shall reimburse Nastech for [***] expenses actually incurred after the Effective Date related to Patent Rights within the Territory up to a maximum aggregate total reimbursement of [***].

            (b) In the event that Nastech fails or declines to prepare, file, prosecute, or maintain a Patent Right in accordance with the foregoing, LICENSEE or its designee shall have the right to assume responsibility for the preparation, filing, prosecution and maintenance of the Patent Right. In the event that Nastech plans not to so prepare, file, prosecute or maintain any patent application or patent constituting a Patent Right (or which would constitute a Patent Right if filed), Nastech shall promptly notify LICENSEE in sufficient time in advance to enable LICENSEE or its designee to do so without the loss of any rights thereunder, and LICENSEE or its designee shall have the right to prepare, file, prosecute and maintain all such applications and patents on behalf of and in the name of LICENSEE and Nastech. Nastech shall cooperate with and assist LICENSEE or its designee fully in connection with such activities, at the reasonable request of LICENSEE or the designee, without charge. Nastech hereby grants, and shall grant, to LICENSEE an irrevocable (during the term of this Agreement) power of attorney (coupled with an interest), and such other authorizations, as may be necessary for LICENSEE and its designees to conduct such activities, including on behalf of Nastech. Nastech shall reimburse LICENSEE for all costs and expenses thereof upon invoice, except to the extent that Section 11.2(a) above requires LICENSEE initially to bear such expenses. LICENSEE shall have the right to offset all costs and expenses incurred against the royalty and other amounts payable to Nastech under this Agreement.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

            (c) All patent applications and patents in the ownership, or Control of, Nastech and covering the Product or improvement, or the making, use, sale, offer for sale, importation, or other exploitation thereof, shall be automatically incorporated in the Patent Rights and Licensed Know-How and become part of and covered by this Agreement.

      11.3. Extensions of Patent Rights. At LICENSEE's request, Nastech shall either (i) authorize LICENSEE to act as Nastech's agent for the purpose of making any application for any extensions of the term of any Patent Rights and provide reasonable assistance therefor to LICENSEE or (ii) shall diligently seek to obtain such extensions (with payments therefore allocated between the Parties as set forth in 11.2(a)). Nastech shall not take any action that may prevent the obtaining of any such extension desired by LICENSEE.

      11.4. Enforcement.

            (a) Enforcement. Except as provided in Section 12.4(b) below:

                  (i) Each Party will promptly notify the other if it becomes aware that any or other calcitonin product is infringing any Patent Rights. Notwithstanding anything in this Section 11.4(a), Nastech shall have no right to, and shall not, grant or authorize any license for a Intranasal Calcitonin Product in the Territory unless approved by LICENSEE in advance in writing.

                  (ii) Except with respect to those patents set forth in Appendix A or issuing from applications set forth in Appendix A, Nastech shall initiate and use diligent efforts to prosecute such actions as are necessary to cause the termination of each infringement of the Patent Rights by an Intranasal Calcitonin Product ("Nastech Patent Infringement") as soon as possible, at Nastech's sole expense, which shall be recouped in full [***]. Nastech will keep LICENSEE fully informed of the actions taken and the progress of such actions. LICENSEE will provide Nastech with reasonable assistance and cooperation in such actions, at LICENSEE's sole expense which shall be recouped in full [***], including joining any lawsuits and similar proceedings as a party plaintiff and taking such other actions as are required to bring or maintain such lawsuits and proceedings. LICENSEE will have the right to otherwise participate in all such actions, lawsuits and proceedings with counsel of its own choosing, at LICENSEE's sole expense which shall be recouped in full [***].

With regard to those patents set forth in Appendix A or issuing from applications set forth in Appendix A, issuing LICENSEE shall have the first right, but not the obligation, to assert such patents against potential third party infringers. LICENSEE shall have sole control of such proceeding which shall be conducted at LICENSEE's sole cost and expense, which shall be recouped in full [***]. LICENSEE will keep Nastech fully informed of the actions taken and the progress of such actions. Nastech will provide LICENSEE with reasonable assistance and cooperation in such actions, at Nastech's sole expense which shall be recouped in full [***], including joining any lawsuits and similar proceedings as a party plaintiff and taking such other actions as are required to bring or maintain such lawsuits and proceedings. Nastech will have the right to otherwise participate in all such actions, lawsuits and proceedings with counsel of its own choosing, at Nastech's sole expense which shall be recouped in full [***].

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                  (iii) In the event that Nastech has not within [***] after LICENSEE's request terminated the Nastech Patent Infringement, or instituted a lawsuit or similar proceeding that asserts infringement of the Patent Rights in an effort to do so, or if at any time thereafter such lawsuit is not diligently pursued to LICENSEE's reasonable satisfaction, LICENSEE or its designee, rather than Nastech, shall have the right, but not the obligation, to cause termination of the Nastech Patent Infringement, including without limitation by suing and otherwise asserting the Patent Rights and assuming control of actions not being so diligently pursued. In addition to the foregoing, LICENSEE or its designee shall also have such rights if a diminution or loss of rights or market position would occur by the failure to file suit within a specified period of time (including but not limited [***], and Nastech does not either file suit prior to [***] before the expiration of such period of time or otherwise satisfy LICENSEE (in LICENSEE's reasonable discretion) that Nastech will file suit before the expiration of such period of time. Nastech shall cooperate and assist LICENSEE in such actions, at Nastech's expense which shall be recouped in full [***], including joining any lawsuits and similar proceedings as a party plaintiff and taking such other actions as are required to bring or maintain such lawsuits and proceedings. Nastech hereby grants, and shall grant, to LICENSEE an irrevocable (during the term of this Agreement) power of attorney (coupled with an interest), and such other authorizations, as may be necessary for LICENSEE and its designees to pursue such actions; provided, however, that LICENSEE shall not exercise such power to pursue any such action unless and until the conditions set forth above in this Section 11.4(a)(iii) have been met.

                  (iv) Each Party shall have its related costs and expenses reimbursed out of any recovery and the remainder of the recovery shall be payable to LICENSEE and treated as Net Profits of the Product on which a royalty is payable to Nastech in accordance with Article 6.

                  (v) Neither Party shall settle any claim, suit or action involving a Nastech Patent Infringement in any manner that would negatively impact upon the Patent Rights, or LICENSEE's rights or exclusivity under this Agreement, without the mutual prior written consent of both Parties, not to be unreasonably withheld or delayed. If LICENSEE or its designee takes action with respect to a Nastech Patent Infringement under this Section 11.4, LICENSEE shall receive a credit from Nastech for amounts due Nastech under this Agreement to cover the actual costs incurred on a current basis of such action. Upon final resolution of such action upon which LICENSEE receives any payment said payment shall first go to reimburse LICENSEE for its unrecouped costs and then to Nastech to the extent such credit was utilized, and then shall be payable to LICENSEE and treated as Net Profits of the Product on which a royalty is payable to Nastech in accordance with Article 6.

      11.5. Ownership of Inventions. Each Party shall have and retain sole and exclusive title to all inventions, discoveries and know-how made, conceived, reduced to practice or generated solely by its employees, agents or persons acting under its authority in the course of or as a result of this Agreement. For the avoidance of doubt, all such inventions, discoveries, and know-how directed to the Product made solely by or on behalf of Nastech shall be part of the Patent Rights and Licensed Know-How. Any inventions, discoveries and know-how which are conceived and reduced to practice jointly by employees, agents or other persons acting under the authority of both parties in the course of or as a result of this Agreement directed to the Product shall be the

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

sole property of LICENSEE, and Nastech hereby assigns, and shall assign, all rights in and to same to LICENSEE, provided that Nastech shall thereby receive from LICENSEE a worldwide, royalty free, nonexclusive license (with the right to sublicense) in and to same for the performance of this Agreement and for all other purposes that are not exclusive to LICENSEE or prohibited to Nastech under Sections 2.1, 2.2, or 18.1.

12. Indemnification; Patent Infringement Claims.

      12.1. Indemnification of LICENSEE. Nastech shall indemnify, defend and hold the LICENSEE Indemnitees harmless from and against any and all Damages which LICENSEE Indemnitees may incur, suffer or be required to pay as a result of Third Party Claims asserted against any LICENSEE Indemnitee arising from or relating to: (i) a breach of Nastech's obligations or representations or warranties under this Agreement (including the Quality Agreement); (ii) the negligence, recklessness or willful misconduct of Nastech, its Affiliates, licensees or designees; (iii) any development (including for example, but not by way of limitation, all activities related to pre-clinical and clinical development, other studies or testing, or the toxicological, pharmacokinetic, metabolic formulation, or clinical aspects of the Product) or Manufacturing (including, but not limited to, Process Development/Validation Activities and storage) performed by or under the authority of Nastech (except for Third Party Claims for which LICENSEE is responsible under Section 12.2 below); (iv) Third Party Claims that the Licensed Know-How disclosed by or under the authority of Nastech or its Affiliates or designees to LICENSEE or its Affiliates or sublicensees has been misappropriated; (v) any Claim with respect to any infringement or misappropriation in the United States (or any other country in which Nastech has obtained or is obligated to obtain a patent or made a patent application) relating to the development, making, use, sale, offer for sale, marketing, import, export or other exploitation of the Product hereunder; and
(vi) the enforcement of, or actions against, the Patent Rights.

      12.2. Indemnification of Nastech. LICENSEE shall indemnify, defend and hold the Nastech Indemnitees harmless from and against any and all Damages which Nastech Indemnitees may incur, suffer or be required to pay as a result of Third Party Claims asserted against any Nastech Indemnitee arising from or relating to: (i) a breach of LICENSEE's obligations or representations or warranties under this Agreement; (ii) the negligence, recklessness or willful misconduct of LICENSEE, its Affiliates, sublicensees or designees; and (iii) the actions and inactions of LICENSEE, its Affiliates or sublicensees in commercializing the Product (except in the case of (i), (ii) or (iii) to the extent such Third Party Claims are within the scope of Nastech's indemnification obligations under section 12.1).

      12.3. Notice. Each Party shall promptly notify the other of any Claim with respect to which it expects to seek indemnification hereunder upon becoming aware thereof and shall permit the other Party, at its cost, to defend against such Claim and shall cooperate in the defense thereof. Neither Nastech nor LICENSEE shall enter into, or permit, any settlement of any such Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The indemnified Party may, at its option and expense, have its own counsel participate in any proceeding which is under the direction of the indemnifying Party and will reasonably cooperate with the indemnifying Party in the disposition of any such

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

matter. If the indemnifying Party hereunder does not defend any such Claim within a reasonable time after notice thereof, the indemnified Party shall have the right to defend the Claim itself and recover from the indemnifying Party as additional damages all reasonable attorneys' fees and costs incurred by it during the course of such defense.

      12.4. Patent Infringement Claims.

            (a) Each Party shall promptly notify the other if any legal proceedings are commenced or threatened against either Party on the ground that the filing of a document with or representation to any Regulatory Authority relating to the Product or the manufacture, use, import, export, offer for sale, sale or distribution thereof hereunder (each, an "Infringement Action"), is an infringement of a Third Party's patent or other intellectual property rights.

            (b) In the event that a Third Party brings an Infringement Action against LICENSEE or Nastech in respect of the Product, LICENSEE shall, at its own cost and expense, control and conduct the defense of such Infringement Action in its sole discretion, provided such costs and expenses shall be recouped in full [***]. In connection therewith, Nastech shall reasonably cooperate with LICENSEE and at the request of LICENSEE provide LICENSEE with any reasonably required assistance, including the provision and/or execution of any related documents or instruments and testimony by Nastech's officers, employees and agents, in connection with any such proceedings. LICENSEE shall, subject to applicable privilege reasonably applied as to which reasonable actions, such as joint defense agreements between Nastech and LICENSEE shall be taken, inform Nastech's counsel of the progress, prosecution and defense of such Infringement Actions and the court decisions rendered with respect thereto. LICENSEE shall also, at its discretion and expense which shall be recouped in full [***], have the right to seek a declaratory judgment of invalidity, non-infringement or unenforceability of Third Party patents if there are no infringement proceedings initiated by Third Parties regarding same.

      12.5. Failure to Give Notice. The failure of a Party to give notice in accordance with Section 12.3 or 12.4 shall not relieve the indemnifying Party of its indemnification obligations hereunder except to the extent, if any, that it is actually prejudiced thereby.

13. Insurance.

      Each Party hereby represents to the other that it has, and during the term of this Agreement will maintain, products liability insurance coverage of not less than [***] US Dollars ($[***]) per occurrence and in the aggregate. Upon the request of the other Party hereto, the insured party shall furnish the other Party with a certificate of insurance evidencing such coverage and the insured party hereby agrees that such insurance shall not be cancelled, materially amended or allowed to lapse without at least [***] prior written notice to the other Party hereto.

14. Term of Agreement; Termination; Bankruptcy.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      14.1. Term of Agreement. The term of this Agreement shall commence as of the Effective Date and shall continue in effect until the [***] anniversary date of the Commercial Launch Date ("Termination Date"), provided that this Agreement shall automatically renew for [successive five year periods] unless terminated by a party at the end of [***] by notice to the other party given at least [***] prior to the end of [***]; provided if Nastech gives such notice to LICENSEE, such termination shall be subject to the effects described in Section 14.6 (c) below.

      14.2. Termination. Failure by either Party to comply with any of the respective material obligations and conditions contained in this Agreement with respect to the Product shall entitle the other Party to give the Party in default notice requiring it to cure such default. If such default is not cured within [***] of receipt of such notice, the notifying Party shall be entitled (without prejudice to any of its other rights conferred on it by this Agreement or under applicable law) to terminate this Agreement.

      14.3. Bankruptcy or Insolvency.

            (a) Either Party shall be entitled to immediately terminate this Agreement upon the filing or institution of bankruptcy, reorganization (in connection with any insolvency), liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or in the event a receiver or custodian is appointed for such other Party's business, or if a substantial portion of such other Party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding or the attachment of a substantial portion of a Party's assets, such right to terminate shall only become effective if the proceeding or attachment is not dismissed within [***] after the filing thereof.

            (b) In the event that Nastech as a debtor in possession, or a trustee in bankruptcy under the U.S. Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), rejects this Agreement or LICENSEE's right to continue the licenses under this Agreement, LICENSEE may elect to retain its license rights under this Agreement in accordance with Section 365(n) of the Bankruptcy Code, provided LICENSEE continues to meet its obligations under this Agreement and pays Nastech (or as otherwise directed by the Bankruptcy Court or provided under the Bankruptcy Code) the amounts payable by LICENSEE hereunder, minus (to the extent permitted by Section 365(n) of the Bankruptcy Code) any costs incurred by LICENSEE in connection with its performance of obligations required to be performed under this Agreement by Nastech and not performed by it. Thereafter, in the manner provided for in Section 365(n) of the Bankruptcy Code, neither Nastech as debtor in possession, nor a trustee in bankruptcy, shall interfere with the license rights of LICENSEE under this Agreement.

      14.4 [***]

      14.5 Reference Product. [***] If the Agreement is Terminated due to this
Section 14.5 following the Commercial Launch Date, the LICENSEE shall take all reasonable steps and efforts to assist NASTECH in assuming LICENSEE's responsibilities in becoming the distributor in order to maintain the Products market share.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      14.6. Effect of Termination.

            (a) In the event LICENSEE terminates this Agreement under Section
14.2 or 14.3, the Licenses granted to LICENSEE hereunder shall survive and Nastech shall continue to use its best efforts to supply LICENSEE for a period of [***] (the "Termination Supply Period") during which time LICENSEE shall be free to change over manufacturing to a second source pursuant to Section 16.3. Licensee's royalty obligation under Section 6.1 shall be reduced by one-half from the amounts otherwise calculated hereunder and shall continue until the termination of this Agreement (as it may have been extended in accordance with Section 14.1) and the end of the Termination Supply Period. The terms of the Quality Agreement shall apply for so long as Nastech supplies Product to LICENSEE.

            (b) In the event that Nastech terminates this Agreement under
Section 14.2 or 14.3, then the rights and licenses granted to LICENSEE under
Section 2.1 shall terminate and all rights to the Patent Rights, Licensed Know-How, and the Product and all Regulatory Approvals and regulatory filings (including applications for Regulatory Approvals) granted pursuant to this Agreement shall revert or be assigned to Nastech, and LICENSEE shall execute all documents and take such other actions as may be reasonably necessary to confirm such reversion or assignment. Furthermore, (i) LICENSEE shall assign to Nastech any and all trademarks being used exclusively for the Product and any domain names containing such marks and (ii) LICENSEE shall use commercially reasonable and diligent efforts, as reasonably requested by Nastech, to assign to Nastech such sublicenses and/or subcontracts related to the Product or significant services to be performed by Third Parties related to commercialization of the Product. For the avoidance of doubt, Nastech shall not be required to provide LICENSEE any consideration in exchange for the actions to be taken by it pursuant to this Section 14.5(b); provided, however, that Nastech shall be solely responsible for paying any royalties, fees or other consideration that LICENSEE may be obligated to pay to a Third Party in respect of any sublicense or subcontract.

            (c) In the event Nastech terminates this Agreement under Section 14.1, the Licenses granted to LICENSEE hereunder shall survive and Nastech shall continue to use its best efforts to supply LICENSEE until the end of the then current term, during which time Nastech shall assist LICENSEE to qualify a replacement manufacturer of the Product and LICENSEE shall be free to change over manufacturing to such other manufacturer and thereafter utilize any other manufacturer to make Product for the Territory. Licensee's royalty obligation under Section 6.1 shall continue for so long as LICENSEE markets Product. The LICENSEE shall be entitled to deduct the reasonable direct costs of implementing such replacement manufacturer from Net Sales until the amount of such reasonable direct costs has been recouped prior to resumption of the sharing of Net Profits. The sharing of Net Profits shall resume at the then current profit split as defined in Section 6.

            (d) Termination of this Agreement shall be without prejudice to the rights of the Parties and shall not release any payment, liability or other obligation incurred between the Parties prior to the date of such termination or arising as a result of such termination.

      14.7. Surviving Terms. The provisions of Sections 6.1, 6.2, 6.3, 6.4, 9.2, 9.3, 9.4, 9.6,

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ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.]

10.4, 11.5, 12, 14, 15.1, 15.4, 16.1, 17, and 18 (excluding Section 18.1 and
18.2) of this Agreement shall survive any termination or expiration of this Agreement and shall continue in full force and effect in accordance with their respective terms. With respect to enforcement actions that commenced during the term of this Agreement, Sections 11.4(a)(ii), (iii), (iv) and (v) shall survive the termination or expiration of this Agreement, except to the extent that LICENSEE does not desire to continue to pursue or remain involved in the particular action. With respect to any such enforcement actions or Nastech infringements under Section 11.4, where a Nastech Patent Infringement occurred during the term of this Agreement, the distribution of recoveries shall be the same as set forth in Section 11.4. Obligations for LICENSEE to make payments to Nastech shall survive only to the extent that the payment became due and payable by LICENSEE to Nastech during the term of this Agreement, subject to Section 6.3 and 6.4 above and the last sentence of this Section 14.5. Notwithstanding anything to the contrary, if the Agreement is terminated prior to expiration, other than termination by Nastech under Section 14.2 or 14.3, LICENSEE shall not be required to accept delivery of, or to pay for, the Product not delivered in accordance with this Agreement during the term prior to notice of termination by LICENSEE. Subject to Section 14.6(a) all other terms and conditions of this Agreement shall terminate and have no further force or effect. Subject to
Section 14.6(a) all terms and conditions of the Quality Agreement shall terminate, and have no further force or effect, upon any expiration or termination of this Agreement, except that such other obligations of Nastech thereunder as necessary to enable LICENSEE to comply with any applicable legal or regulatory requirements, shall survive. Notwithstanding any termination or expiration of this Agreement, LICENSEE and its Affiliates and sublicensees shall be entitled to continue to sell the Product inventories purchased by them prior to the effective date of such termination or expiration, provided LICENSEE continues to make the royalty payments with respect to such sales as are payable by LICENSEE to Nastech under Section 6.1.

15. Confidentiality.

      15.1. Confidentiality. During the term of this Agreement with respect to the Product and for [***] after the termination, cancellation or expiration of this Agreement, each Party shall maintain (and shall cause its Affiliates and sublicensees to maintain) as confidential and all proprietary, technical, marketing, pricing, financial or business information (including in the case of LICENSEE, the Licensed Know-How) received from the other Party pursuant to this Agreement ("Confidential Information") and shall only use such Confidential Information in furtherance of this Agreement. Each Party agrees that any of its Affiliates, licensees, sublicensees, officers, employees or agents provided or given access to the other Party's Confidential Information shall be bound by confidentiality obligations at least as restrictive as those set forth herein and that it shall be fully responsible for the performance of the obligations under this Article 15 by each such Person. The foregoing obligations of confidentiality and use restrictions shall not apply, however, to the extent that such Confidential Information:

            (a) was known to the receiving Party, as evidenced by its written records, prior to receipt from the other Party;

            (b) is in the public domain at time of receipt or subsequently enters the public domain through no breach of this Agreement by the receiving Party;

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

            (c) after the date of receipt from the disclosing Party, is received without secrecy obligations from a Third Party with a bona fide right to disclose it without violating any right of the disclosing Party;

            (d) is independently developed by the receiving Party without the aid, application or use of any of the disclosing Party's Confidential Information;

            (e) is required to be disclosed to Regulatory Authorities to effectuate the purposes of this Agreement;

            (f) is necessary to be disclosed to Third Parties for the developing, making, using, selling, importing, exporting or other commercialization of Product(s) (or for such Third Parties to determine their interest in performing such activities) in accordance with this Agreement on the condition that such Third Parties agree in writing to be bound by confidentiality obligations and use restrictions at least as restrictive as those contained in this Agreement; or

            (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the disclosing Party in order to provide the disclosing Party sufficient opportunity to seek a protective order or other similar order with respect to such Confidential Information and the receiving Party thereafter discloses only such information as, in the reasonable opinion of such Party's counsel, is required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the disclosing Party.

            (h) is required in the reasonable opinion of a party's counsel to be disclosed in order to comply with applicable securities laws or regulations. The party's understand and agree that the terms and conditions of this Agreement are confidential, but that it may be necessary for a Party to disclose this Agreement and its terms and conditions or portions thereof in order to comply with applicable securities laws and regulations.

      15.2. Nastech Know-How. In view of the exclusive license granted to LICENSEE hereunder, Nastech agrees to maintain in confidence and not to disclose to Third Parties, such items or aspects of Nastech's Know-How as pertain directly and specifically to the Product. It is understood, however, that this
Section 15.2 shall not prevent Nastech from using or disclosing such Know-How for any product or purpose not expressly prohibited by this Agreement, if such use and disclosure does not prejudice LICENSEE's rights or interests with respect to the Product under this Agreement.

      15.3. Return of Confidential Information. In the event of the expiration or earlier termination of this Agreement, LICENSEE shall, upon the request of Nastech, promptly return to Nastech all documents and materials comprising or containing any Licensed Know-How relating to the Product that was provided by Nastech to LICENSEE, or certify their destruction to Nastech. Similarly, in the event of the expiration or earlier termination of this Agreement, Nastech shall, upon the request of LICENSEE, promptly return to LICENSEE all documents, materials, and Confidential Information of LICENSEE (including without limitation of its

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

Affiliates, sublicensees, and contractors) that was provided by LICENSEE to Nastech, or certify their destruction to LICENSEE. Notwithstanding the foregoing, each Party shall have the right to retain a record copy of all Know-How that it is required to return in accordance with the foregoing, provided that such copy is not used by such Party except to document the information disclosed to it by the other Party.

      15.4. Disclosure of Third Party Confidential Material. Neither Party has delivered nor will it deliver to the other Party confidential or proprietary intellectual property or know-how of any Third Party without disclosing to the other Party, in writing in advance of such disclosure, the source thereof and such Party's right to make such disclosure.

16. Force Majeure; Back-Up Manufacturing.

      16.1. Force Majeure. Neither Party shall be responsible or liable to the other party for, nor shall this Agreement be terminated as a result of, any failure to perform any of its obligations hereunder, if such failure results from any unforeseeable event beyond such party's reasonable control such as requisition or seizure by any government authority, wars, strikes, lockouts, riots, disease, an act of God, civil commotion, fire, failure of public utilities, common carriers or supplies, or any other similar circumstances. The Parties shall use commercially reasonable and diligent efforts to avoid or remove any such causes and shall resume performance under this Agreement as soon as practicable whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either Party to settle any Third Party dispute, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expenses.

      16.2. Inability to Supply. Nastech shall immediately notify LICENSEE, if Nastech is unable or unwilling, or anticipates being unable or unwilling, to fill the Product order placed by LICENSEE.

      16.3. Failure of Supply. Nastech hereby grants to LICENSEE, right and license, in the Territory, during the term of this Agreement under the Patent Rights and Licensed Know-How, with the right to grant and authorize sublicenses, to make and have made from manufacturers other than Nastech, the Product. LICENSEE agrees that it and its sublicensees will not exercise the rights under this Section 16.3: until Nastech fails to meet LICENSEE's requirements for the Product, such as without limitation by reason of a failure to meet stability, quality, volume, labeling, or timing requirements, in LICENSEE's reasonable judgment, and either (X) LICENSEE provides notice to Nastech that Nastech has failed to meet LICENSEE's requirements (whether or not for the reasons described in Section 16.1), and such failure is not cured by Nastech within the [***] period following the date of such notice or (Y) Nastech has failed to meet LICENSEE's requirements more than [***] in any [***] period. Without limiting the foregoing, Nastech shall be considered to have failed to meet LICENSEE's requirements for the Product if (i) Nastech has failed to supply in accordance with this Agreement for more than [***] consecutive days after the original requested delivery date at any time and for any reason (including, those described in Section 16.1), (ii) Nastech shall have otherwise breached its obligation under this Agreement to supply the Product, giving rise to LICENSEE's right to terminate this Agreement under Section 14.2, or (iii) Nastech has failed to supply to LICENSEE in accordance with this Agreement the Product specified in purchase orders issued by

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

LICENSEE or its designee in accordance with Section 8.3 for any [***] shipments in any [***] period (except for the reasons described in Section 16.1). For purposes of the foregoing, only conforming Product received in a timely manner and otherwise in accordance with this Agreement (including the Quality Agreement) shall be considered supplied in accordance with this Agreement. The exercise by Licensee of its rights under this Section 16.3 shall not diminish LICENSEE's obligations under this Agreement, including without limitation under Articles 5 and 6, except that the distribution of Net Profits to Nastech shall be reduced by [***] if the applicable failure to supply under this Section 16.3 is due to any reason other than Force Majeure under Section 16.1. Additionally, to the extent that Nastech fails to timely supply to LICENSEE at least [***] percent ([***]%) of its ordered requirements of Product for the first [***] following LICENSEE's scheduled Commercial Launch Nastech shall upon the request of LICENSEE issue a credit against future profit sharing revenues for milestone payments already made to Nastech pursuant to Section 5.1(iii), (iv), (v) or (vi) and LICENSEE shall have no obligation to make any such milestone payments not already paid.

      16.4. Qualification of Back-Up Manufacturer. Notwithstanding any other provision of this Agreement, in order to avoid delays, Product shortages and losses which could be caused by an inability, refusal or other failure of Nastech to meet LICENSEE's requirements for Product at any time, LICENSEE has and shall have the right at LICENSEE's sole cost and expense, with the full cooperation and assistance of Nastech, to qualify and validate itself or another back-up manufacturer for the Product in order to insure that LICENSEE will at all times have continuity of supply of the Product in the event that Nastech is unable or unwilling to meet its requirements at any time.

17. Dispute Resolution.

      17.1. Intent. The Parties recognize that disputes as to certain matters may from time to time arise which relate to a Party's rights and/or obligations under this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 17 if and when such a dispute arises between the Parties relating to this Agreement. Notwithstanding the provisions of this Article 17, however, nothing herein contained shall preclude a Party from seeking equitable remedies in court; the Parties agree that all proceedings shall be brought in a court located in New York, New York, and waive objections as to venue and jurisdiction with respect thereto.

      17.2. Negotiation. If any controversy, dispute or claim arises between the Parties relating to the interpretation, breach, performance, enforcement, termination or validity of this Agreement and the Parties cannot resolve the dispute within [***] of a written request by one Party to the other Party, the Parties agree to hold a meeting, attended by the Chief Executive Officer or President, or a Vice President designated by him, of each Party, to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies.

18. Miscellaneous.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      18.1. Nastech Product Restriction. During the term of this Agreement neither Nastech nor its Affiliates shall develop, manufacture, market, import, export, sell, or offer to sell any [***]. Additionally, neither Nastech nor its Affiliates shall provide any funding or Know-How during the term of this Agreement to Third Parties for the specific purpose of, or grant a license or other authorization to or otherwise assist or facilitate any Third Party to, develop, manufacture, market, import, export, sell, or offer to sell any [***]. Nastech shall include, and cause its Affiliates to include, in any grant or authorization by Nastech or its Affiliate under the Patent Rights or Know-How an express covenant by such Third Party not to develop, manufacture, market, import, export, sell, or offer to sell [***].

      18.2. LICENSEE Product Restriction. During the term of this Agreement, except as otherwise expressly provided by this Agreement, neither LICENSEE nor its Affiliates shall develop, manufacture, market, import, sell, or offer to sell, [***], or provide any funding, Know-How, license or other authorization to or otherwise assist or facilitate Third Parties for the specific purpose thereof.

      18.3. Amendments. No amendment or modification of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by both Parties.

      18.4. No Waiver. The failure of either Party to enforce any provision of this Agreement at any time or for any period of time shall not be construed to be a waiver of any right of either Party hereunder nor to prevent the subsequent enforcement thereof or of any other provision hereof in accordance with its terms. Except as otherwise herein expressly provided, no remedy specified in this Agreement is intended as an exclusive remedy and shall be in addition to any other remedies that may be available.

      18.5. Execution of Additional Documents. Each Party hereto agrees, without charge, to promptly execute and deliver such further applications, assignments, descriptions and other instruments and documents and otherwise to cooperate with the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

      18.6. Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous contracts, agreements and understandings related to the same subject matter between the Parties.

      18.7. Advisors. Each Party shall pay all fees and expenses of its respective counsel, accountants, advisors and other expenses incurred by the party incident to the consummation of the transactions contemplated by this Agreement.

      18.8. Assignment. Except as expressly authorized in this Agreement, neither Party shall assign or otherwise transfer this Agreement, or its rights or obligations under this Agreement without the prior written consent of the other Party, provided, however, that: (a) the foregoing shall not affect the ability of LICENSEE to grant or authorize sublicenses, to use a back-up manufacturer in accordance with the provisions of Article 16, or to enter into co-

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

promotion or other marketing agreements in order to extend the marketing and promotion of the Product hereunder, except that LICENSEE shall remain responsible for the compliance of any such sublicensees, manufacturers and other Third Parties for compliance with the terms and conditions of this Agreement, and (b) either Party may assign and otherwise transfer this Agreement in its entirety to a Third Party, without the other Party's consent, in connection with the sale or other transfer of substantially all of the business or group of assets of which the Product is a part or substantially all of its business or assets as a whole to such a Third Party, whether by way of merger, acquisition of stock or assets, operation of law, or otherwise. Any attempted assignment or transfer contrary to this Section 18.8 shall be void and without force or effect. This Agreement shall inure to the benefit of a Party's successors and permitted assigns.

      18.9. Severability. If any provision of this Agreement is hereafter held to be invalid, illegal or unenforceable in its present form and scope in any jurisdiction or proceeding, the remaining provisions of this Agreement shall continue to be given full force and effect, without regard to the invalid, illegal or unenforceable provision in such jurisdiction or proceeding, and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible, and such holding shall not affect the validity, legality or enforceability of this Agreement in its entirety in any other jurisdiction or proceeding. Furthermore, if any of the provisions of this Agreement are held to be unenforceable in any jurisdiction or proceeding because of their duration or scope, the Parties agree that the court, arbitration panel or other authority making such determination shall have the power, and is hereby directed, to reduce or alter the duration and/or scope of such provision so that, in its reduced form, the provision is enforceable and effective as nearly as possible for the purposes expressed in this Agreement; provided, however, that the determination and amendment hereof by any such court, panel or authority shall be limited to the jurisdiction thereof and shall not affect the validity, legality, enforceability or application of this Agreement in its existing form and scope in any other jurisdiction or proceeding. To the extent permitted by applicable law, LICENSEE and Nastech hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

      18.10. Notices. Any notice to be given by either party shall be in writing and shall be deemed given when delivered personally, by registered, certified or Express mail, by next business day courier service (such as Federal Express), or by confirmed telefax to the parties at the following addresses:

                  If to LICENSEE, to:

                           Par Pharmaceutical Companies, Inc.
                           300 Tice Boulevard
                           Woodcliff Lake, New Jersey 07677
                           Attention: Michael Graves
                           Telephone: 201-802-4100
                           Telecopier: [***]

                  If to Nastech, to:

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                           Nastech Pharmaceutical Company Inc.
                           3450 Monte Villa Parkway
                           Bothell, Washington 98021-8906
                           Attn: Chief Executive Officer
                           Telephone: 425-908-3600
                           Telecopier: [***]

      18.11. Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflict of law principles which would cause the laws of any other jurisdiction to be applicable hereto. The application of the United Nations Convention for Contracts for the International Sales of Goods is hereby expressly excluded.

      18.12. Public Announcements. Neither Party will make any press release or other disclosure to Third Parties regarding this Agreement or the transactions contemplated hereby without the other Party's express prior written consent, which shall not be unreasonably withheld or delayed, except as required under Applicable Law or by any governmental agency or as required in connection with the performance of this Agreement, in which case the Party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other Party as to the form, nature and content of the press release or public disclosure prior to issuing the press release or making the public disclosure.

      18.13. Counterparts. This Agreement may be executed in two (2) or more counterparts with the same effect as if all Parties hereto had signed the same documents. All such counterparts shall be deemed an original, shall be construed together and shall be considered one and the same instrument. Facsimile signatures shall be as effective as original signatures hereto.

      18.14. Copies. Copies of this Agreement which are true copies of the original manually signed by the Parties shall be deemed duplicate originals.

      18.15 Relationship of the Parties. Each Party shall bear its own costs and expenses incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party's employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party, without said other Party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, LICENSEE's and Nastech's legal relationship to one another under this Agreement shall be that of independent contractors. Nothing in this Agreement shall be construed to establish any joint venture, franchise, or relationship of partnership, employment or agency between the Parties.

      18.16. Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

No such Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party thereto. It is acknowledged and agreed that no Affiliate of LICENSEE shall itself be considered a party to or otherwise bound by this Agreement notwithstanding anything to the contrary, provided that LICENSEE shall be responsible for the actions of its Affiliates under this Agreement.

      18.17. No Consequential Damages. UNLESS RESULTING FROM A PARTY'S WILLFUL MISCONDUCT, NEITHER PARTY HERETO WILL BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS OR PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS, ANTICIPATED PROFITS, LOST GOODWILL, LOST REVENUE, LOST PRODUCTION, LOST CONTRACTS AND LOST OPPORTUNITY, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS
SECTION 18.17 IS INTENDED TO LIMIT OR RESTRICT ANY PAYMENT OBLIGATION OR THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

      In witness whereof, the Parties hereto have caused this Agreement to be executed as of the Effective Date set forth herein.

Par Pharmaceutical, Inc.                    Nastech Pharmaceutical Company Inc.

By: /s/ Michael Graves                      By: /s/ Steven C. Quay
    ------------------                          --------------------

Print name: Michael Graves                  Print name: Steven C. Quay

Title: Senior Vice President                Title: Chairman, President and Chief
                                                   Executive Officer

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

APPENDIX A

PATENTS AND PATENT APPLICATIONS

[***]

[***]

      COUNTRY
Nastech Docket Number    APPLN. NO./DATE FILED                CLAIMED PRIORITY         STATUS
---------------------------------------------------------------------------------------------
[***]                           [***]                               [***]              [***]
[***]                           [***]                               [***]              [***]
[***]                           [***]                               [***]              [***]

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

APPENDIX B

QUALITY AGREEMENT between
NASTECH PHARMACEUTICAL COMPANY INC. and
PAR PHARMACEUTICAL, INC.

1. Purpose. This agreement (this "Agreement") defines the roles and responsibilities of Nastech Pharmaceutical Company Inc. ("Nastech") when providing Product or services to PAR Pharmaceutical, Inc. ("LICENSEE"). This Agreement also defines how the quality departments of Nastech and LICENSEE will interact with each other.

2. Relationship to License and Supply Agreement.

      (a) This Agreement shall be incorporated within and constitute a part of the License and Supply Agreement by and between Nastech and LICENSEE dated October [ *], 2004 (the "Supply Agreement").

      (b) In the event of a conflict between any of the provisions of this Agreement and the Supply Agreement, the provisions of the Supply Agreement shall govern.

      (c) Defined terms used herein and not defined herein shall have the meaning given to them in the Supply Agreement.

3. Product. The Product to be manufactured for LICENSEE by Nastech is described in the Supply Agreement.

4. Administrative Information.

      (a) LICENSEE Contact Names

          See Appendix I.

      (b) Nastech Contact Names

          See Appendix I.

Contact names may be revised from time-to-time by written notice from either party to the other.

5. Term of Agreement. This Quality Agreement shall continue in force for the term of the Supply Agreement with respect to Product supplied thereunder. This Quality Agreement may be modified only by the written consent of both parties.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

6. Manufacturing cGMP Compliance.

      (a) General. The manufacturing operations for the Product to be performed by Nastech are defined in the Supply Agreement; and the responsibilities of each of Nastech and LICENSEE are set forth in Appendix II of this Quality Agreement.

      (b) Premises. Nastech will perform required operations for manufacturing activities at its Bothell, Washington or Hauppauge, New York manufacturing site.

            (i) The premises and equipment used to manufacture the Product will be maintained by Nastech according to applicable current regulatory requirements, including cGMPs.

            (ii) The manufacture of the Product will be conducted in a suitably controlled environment and such facilities will be monitored to demonstrate continuing compliance with: (i) applicable cGMP guidelines,
      (ii) any conditions stated in the manufacturing authorization of the ANDA, and (iii) the Specifications, and otherwise as necessary to obtain and maintain any required Regulatory Approvals.

            (iii) Nastech will maintain controlled access to the premises. All visitors shall comply with Nastech's current confidentiality, security and safety requirements, including requirements that visitors sign in and be escorted during any visit to the areas of the premises used to manufacture, test and store Product. Nastech visitors other than LICENSEE will not be provided access to or information regarding the manufacture, storage or shipment of the Product.

      (c) cGMP Compliance Guidelines. Nastech shall comply with U.S. Current Good Manufacturing Practices (21 CFR 210 and 211) in connection with: (i) the standards of manufacture of the Product, (ii) the Specifications, (iii) any applicable product license, and (iv) the ANDA application, pharmacopoeia or formulary requirements.

7. Materials.

      (a) Nastech will use only chemical materials, packaging, and labeling components that meet the product Specifications..

      (b) Prior to Nastech's disposition of Product for commercial release, all materials used in the Product shall meet Nastech's requirements for production use.

      (c) Materials procured by Nastech.

            (i) Nastech will assure that vendors chosen by Nastech are in compliance with cGMPs and the Specifications and will provide a Certificate of Compliance upon request. For vendors designated by LICENSEE and which are not Nastech-approved vendors, LICENSEE shall be responsible for qualifying such vendors of materials used in the Product; and LICENSEE will provide Nastech with a Certificate of Conformance

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      statement for such vendors when requested. Nastech shall maintain a quality review program for materials vendors/suppliers according to defined Nastech SOPs which govern its vendor quality program; and documentation developed in the vendor review program shall be available for review by LICENSEE upon request.

            (ii) Nastech is responsible for ensuring that all material and components procured by Nastech for use in the Product are in full compliance with the Specifications. Raw Materials are given a repeat test date upon the satisfactory completion of all initial testing. Repeat testing will be performed at appropriate time intervals to ensure the chemical, microbiological, and physical stability of the raw materials unless LICENSEE provides an expiration date. Excipient testing may be conducted by a third-party contract testing laboratory which is approved in advance in writing by LICENSEE.

            (iii) Nastech is responsible for ensuring that all materials are stored properly, used correctly, appropriately tested upon receipt, and traceable to the relevant Certificate of Analysis for the materials.

      (d) Materials Supplied by LICENSEE. LICENSEE is responsible for ensuring that any materials and components supplied by LICENSEE for use in the Product are in full compliance with the Specifications. LICENSEE will provide Nastech a Certificate of Compliance statement for vendors that LICENSEE is responsible for qualifying, and a Certificate of Analysis for materials supplied by LICENSEE.

8. Master Production Records. Nastech shall have appropriate Master Batch Records that meet cGMPs and instructions adequate to ensure that each lot manufactured using the Master Batch Records will meet cGMPs.

9. Standard Operating Procedures. Nastech is responsible for establishing and maintaining any required SOPs in accordance with applicable cGMP guidelines.

10. Methods Validation Certification.

      (a) For any analytical methods, Nastech shall be responsible for providing to LICENSEE approved copies of the current and complete regulatory filed analytical methods relating to the Product for application in the production process, including raw materials, in-process product testing, product lot release, drug and product stability, and cleaning validation.

      (b) For any analytical methods, Nastech shall provide to LICENSEE a Certification of Methods Validation Compliance stating that "The methods are appropriate for the intended purpose, are validated per relevant regulatory guidelines, and are readily available in case of a regulatory inspection."

11. Lot Numbers. The convention for the Nastech "Batch Identification Number"
(BIN) for each lot shall be Nastech's current stated procedure, as provided to LICENSEE, which complies with cGMP requirements.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

12. Dates of Manufacture and Expiration.

      (a) Date of Manufacture: Nastech will assign the Date of Manufacture based on the date of bulk preparation of finished Product.

      (b) Expiration Date: Nastech will calculate the expiry date from the Date of Manufacture using the current FDA approved expiry period. The expiration date will be calculated from the last day of the month computed above or calculated in accordance with the applicable regulatory filing. Changes to the expiration date will be handled by Change Management (see Section 28).

13. Manufacturing and Equipment Data. Nastech is responsible for keeping records of equipment usage (including previous Product produced in non-dedicated equipment), cleaning, and any maintenance/calibration performed.

14. Storage and Shipment.

      (a) Storage. Nastech will store the Product under conditions specified by product label requirements. Nastech will ensure that during storage before shipping of the Product appropriate controls are in place to ensure that there is no interference, theft, product contamination, or mixture with any other products or materials. LICENSEE will provide details of any labeling requirements, container sealing and integrity, and storage and shipping conditions for the Product.

      (b) Packaging and Labeling for Transit. The Product will be labeled and packaged for transit pursuant to written instructions timely provided to Nastech by LICENSEE and otherwise in compliance with cGMP and other applicable regulations (including, but not limited to, OSHA, DEA and DOT). All labeling shall state the Product is manufactured by Nastech Pharmaceutical Inc., and shall state Nastech's address.

      (c) Segregation of Product. Nastech will maintain proper segregation of the Product. Different lots of the Product or of different types of products will not be mixed on a single pallet.

      (d) Shipment of Product to LICENSEE. Only approved, finished, labeled Product (unless unapproved or intermediate product is required by LICENSEE as set forth in Section 19 (b) or (c)), with a remaining expiration period of not less than [***] will be shipped by Nastech to LICENSEE, [***]. Nastech will not ship any Product that is under quarantine unless according to strictly controlled procedures, as requested by LICENSEE, which comply with all applicable regulatory requirements.

      (e) Responsibilities upon shipment. Title and risk of loss and/or damage to the Product shall pass to LICENSEE upon delivery of the Product to the carrier designated by LICENSEE at Nastech's or such Nastech designee's manufacturing plant. LICENSEE shall take all steps necessary to ensure that said carrier's storage and maintenance of all shipments, and that all later storage and maintenance of Product, is under controlled storage conditions and as otherwise required by the FDA and other Applicable Law, and as set forth by Nastech in the

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

product storage and shipping instructions. At the request of Nastech, LICENSEE shall provide to Nastech proper documentation of such storage and maintenance.

15. Quality Control.

      (a) General. The testing activities for the Product are to be performed by Nastech according to the requirements of the Supply Agreement.

      (b) In-Process and Finished Product Testing

            (i) Nastech is responsible for supplying required reference standards at Nastech's cost.

            (ii) LICENSEE may perform testing from time to time to confirm the Nastech data. Dispute resolutions in conflicting test data will be handled according to the provisions of Section 27.

      (c) Retained Samples. Nastech will retain samples in accordance with CFR 211.170.

      (d) Routine Stability Program. . Nastech is responsible for maintaining a stability program on the finished product and will provide a stability report to LICENSEE annually and otherwise as required by LICENSEE. The stability program will be in compliance with the stability specifications specified by the applicable ANDA. Following initial commercial introduction, which requires [***] to be placed on stability testing, at least [***] of the Product, of each strength, and in each package type (largest and smallest) will be placed on stability each year. The stability program will follow ICH guidelines. The stability protocol and/or any subsequent changes will be handled in accordance with the provisions of Section 28.

      (e) Stability Failures. Any Out-of-Specifications ("OOS") occurrences identified and confirmed according to the stability program and applicable Nastech S.O.P will be immediately communicated to LICENSEE by Nastech, in any event not later than two business days after the identification thereof.

      (f) Out-of-Specification (OOS) Investigations. In addition to the provisions of Subsection (e), any of the Product identified as failing to meet the Specifications will be investigated by Nastech and LICENSEE and confirmed or denied as an OOS and whether arising under LICENSEE's obligations under Section 14(e), with each Party reporting to the other in any event not later than [***] after the date identified; each Party will share the process and results of its investigation with the other and such steps as are necessary to avoid the recurrence thereof, if applicable. Nastech is responsible for investigating any testing performed by Nastech that is confirmed as a failure to meet the specifications. Each investigation will be reviewed by the applicable Party's Quality Assurance designee, and will follow internal procedures that are in accordance with regulatory guidelines.

16. Quality Assurance: Deviations and Investigations. Any deviation during manufacture or OOS result shall be promptly investigated and documented by Nastech. A full written

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COMMISSION.]

investigation report thereof will be promptly provided to LICENSEE by Nastech and shall be subject to LICENSEE's written approval.

      (a) Nastech will notify LICENSEE of the disposition of any rejected
Product.

      (b) Nastech will notify LICENSEE if any problems are discovered that may impact Product lots previously shipped to LICENSEE on a timely basis in order to assure that regulatory reporting guidelines and other requirements are met.

17. Lot Disposition. For each lot, Nastech will provide the documentation required in Appendix III.

18. Quality Assurance Certificate of Compliance/Analysis.

      (a) Nastech will provide a standard Certificate of Analysis indicating the results of each test performed as well as a signed Certificate of Compliance including copies of deviation reports confirming that Product shipped to LICENSEE have been manufactured, tested, and stored according to the requirements of the Master Production Record and cGMP criteria.

      (b) Nastech will, upon request, provide complete copies to LICENSEE of the lot documentation (Manufacturing Work Order and Packaging Work Order).

19. Product Release.

      (a) Release to Commerce. Release to commerce, shipment, and further distribution of the Product, once dispositioned by Nastech for release, is the responsibility of LICENSEE's quality department. LICENSEE's release to commerce shall be based on LICENSEE's internal procedures, and the full document package provided by Nastech.

      (b) Release Pending FDA Approval. In the event that LICENSEE requests Nastech to ship any non-approved Product to LICENSEE to be held until FDA approval has been granted, then LICENSEE shall supply Nastech with a written certification stating that "Product will not be released to commerce until regulatory approval has been obtained." Upon receipt of such certification from LICENSEE, Nastech will release product for shipment to LICENSEE, but such release shall not constitute a release to commerce.

20. Product Problems. Any problem with respect to any of the Product discovered by LICENSEE which is likely to cause rejection of Product will be communicated to Nastech by LICENSEE within a reasonably prompt time after discovery.

21. Product Complaints and Recalls.

      (a) Product Complaints. LICENSEE is responsible for initially investigating any Product complaints. LICENSEE will notify Nastech of any problems thought to be due to manufacture which are found during the distribution of the Product. Upon receipt of a

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

complaint, Nastech will promptly perform an investigation of the problem. Investigation reports will be forwarded to LICENSEE within [***] following the date of receipt of a complaint by Nastech. LICENSEE is responsible for reporting any complaint to the appropriate Regulatory Authority, including adverse drug events reports. Any complaint received by Nastech will be immediately forwarded to LICENSEE.

      (b) Product Recall. Nastech, with assistance and approval provided by LICENSEE, is responsible for filing Field Alerts and product recalls shall be handled as provided in Section 9.5 of the Supply Agreement.

22. Records Retention.

      (a) Nastech will retain production and validation records for the Product and materials in accordance with 21 CFR 211, Subpart J and all regulatory requirements.

      (b) Nastech will retain lot records for the Clinical Trial Materials in compliance with applicable regulations.

23. Quality Assurance Presence in the Manufacturing Facility.

      (a) Nastech will maintain adequate Quality Assurance presence in the manufacturing facility during the manufacture of the Product to ensure compliance with cGMPs.

      (b) Nastech will permit LICENSEE's presence in the manufacturing facility during the manufacture of the Product upon reasonable prior notice by LICENSEE's quality group.

24. Regulatory Compliance.

      (a) Regulatory Inspections.

            (i) Nastech will immediately inform LICENSEE of any regulatory inspections that may involve the Product and permit a representative from LICENSEE Quality to be present, if requested by LICENSEE.

            (ii) Nastech will secure LICENSEE's agreement prior to making any commitment to a regulatory agency which affects the Product.

            (iii) Additionally, Nastech will immediately forward to LICENSEE any regulatory correspondence on the Product or on other system related issues that support manufacturing, packaging or testing for the Product.

            (iv) LICENSEE will immediately inform Nastech in writing of any regulatory issue that impacts Nastech's ability to manufacture the Product.

      (b) Regulatory Actions.

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COMMISSION.]

            (i) LICENSEE will notify Nastech of any regulatory actions on the Product that impact Nastech.

            (ii) Nastech is responsible for supporting all lot record investigations associated with regulatory actions.

            (iii) Nastech agrees to supply LICENSEE with any manufacturing, testing or storage data relating to the Product within [***], if requested, as the result of a regulatory inspection, or a potential regulatory issue, such as a recall or product complaint.

      (c) Regulatory Affairs.

            (i) Nastech is responsible for ensuring all appropriate regulatory filings and import/export documentation are filed with regulatory agencies prior to the shipment of any Product for human administration.

            (ii) LICENSEE will provide support for Nastech with respect to proposing appropriate CMC regulatory strategies and identifying potential regulatory consequences for issues involving the Product.

25. Right to Audit. Nastech will allow representatives from LICENSEE Quality to have access to manufacturing, warehousing and laboratory premises, and records relating to LICENSEE's Product for audit purposes pursuant to this Section 25. LICENSEE's representatives will be escorted at all times by Nastech personnel.

      (a) LICENSEE will provide notification for all planned audits, with actual audit dates subject to mutual agreement with Nastech, but in any event not later than [***] following the date of LICENSEE's notice or such shorter period as is required for regulatory compliance.

      (b) Nastech will permit LICENSEE Quality to conduct preparatory audits either for the initiation of cGMP manufacture of the Product or for any preapproval inspection (PAI).

      (c) Nastech will permit LICENSEE Quality to conduct audits to address significant Product quality or safety problems.

      (d) In addition to the provisions of Subsections (b) and (c), Nastech will permit LICENSEE Quality to perform one standard cGMP compliance audit per year.

      (e) An exit meeting will be held with representatives from Nastech and LICENSEE to discuss significant audit observations.

      (f) LICENSEE will provide to Nastech a written report of its audit observations within [***] after the completion of its audit. Within [***] of its receipt of the audit report, Nastech will provide a written response to all findings that details corrective action to be implemented. Nastech will follow up to ensure that all corrective actions are timely implemented.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

26. cGMP Documentation. LICENSEE shall not make any changes to Nastech-owned or Nastech-controlled cGMP documentation without the consent of Nastech, in order to insure that all cGMP documentation, which is maintained at Nastech and subject to regulatory review, matches or is consistent with information filed with regulatory authorities. LICENSEE shall be responsible for all costs and penalties incurred if it makes any changes to cGMP documentation without Nastech's consent.

27. Dispute Resolution. In the event that a dispute arises between Nastech and LICENSEE regarding the nonconformity of a lot of the Product or regarding other matters, the senior management of the quality departments from both companies shall in good faith promptly attempt to resolve disputed issues. If the parties cannot reach agreement, the matter shall be resolved in accordance with the dispute resolution provisions in Article 17 of the Supply Agreement. Financial liability shall be determined according to the Supply Agreement.

28. Change Management.

      (a) Technical & cGMP Impact Assessment. All changes that require regulatory notification shall proceed through a technical and cGMP impact assessment by Nastech's and LICENSEE's quality and change management personnel. The documents which have a direct impact on the quality systems affecting the Product will also be reviewed and assessed by LICENSEE's quality and change personnel for implementation requirements.

      (b) The scope of such a Change Management process includes chemical manufacturing, pharmaceutical manufacturing, packaging, storage and shipping processes. The associated changes may relate to: the master production control records (e.g. master formulas, filling work orders, packaging work orders); bills of materials; analytical standards and test methods (for raw materials, work-in-process and finished Product); stability protocols; purchase specifications (for raw materials and packaging components); and validated equipment, facilities, utilities or computer systems used in the manufacturing testing and holding of Product prior to shipment to the LICENSEE.

29. Product and Process Validation.

      (a) Process Validation. Nastech is responsible for ensuring that the manufacturing process is appropriately validated. The validation should ensure, with a reasonable degree of certainty, that the manufacturing process for the Product is consistently capable of achieving the Product's acceptance criteria.

      (b) Cleaning Validation. Nastech is responsible for ensuring that adequate cleaning is carried out between lots of different products to prevent contamination. Data shall be available to support the campaign of lots of the same product and the type of cleaning that will be performed in between manufacturing of the same product. A documented protocol to show that each cleaning validation was successful will be issued by Nastech.

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

      (c) Equipment, Computer, Facility, and Utilities Qualification. Nastech is responsible for all equipment, computer, facility and utility qualification activities associated with the Product.

      (d) Laboratory Qualification. Nastech is responsible for ensuring that all laboratories used by Nastech in connection with the Product are in compliance with applicable cGMP and cGLP (current Good Laboratory Procedures) guidelines. Nastech will provide LICENSEE with a certification that the selected vendor is meeting cGMPs/cGLPs. Vendors selected by LICENSEE must be certified by LICENSEE and acceptable per cGMPs and cGLPs.

30. Annual Product Review, Annual Report and Drug Listing.

      (a) Annual Product Review. Nastech will perform an Annual Product Review for the Product and will issue a report to LICENSEE which shall be sufficient to meet all regulatory requirements. This report will cover all manufacturing, testing, and storage activities performed by Nastech. It will contain a review of any changes at Nastech in the manufacturing, testing, storage or validation of the Product in the previous calendar year and a summary of lots made, released, investigated and rejected. A summary of complaints and returns will be provided by the LICENSEE for inclusion in the Annual Product Review. Also, control charting or trend analysis of key Product parameters will be performed.

      (b) Annual Report. Nastech is responsible for preparing any Annual Report as required by applicable regulations, including 21 CFR 314.70, 314.81, and/or 314.98.

      (c) Drug Listing. LICENSEE is responsible for drug listing as the distributor of the Product. Nastech will not list itself as the manufacturer of the Product in any publicly available manner. Nastech will provide LICENSEE with all required information needed to register the Product. LICENSEE will notify Nastech of the Commercial Launch.

[Appendices are attached]

In witness whereof, the Parties hereto have caused this Agreement to be executed as of October 22, 2004.

Par Pharmaceutical, Inc.                    Nastech Pharmaceutical Company Inc.

By:   /s/ Michael Graves              By:   /s/ Steven C. Quay
      ------------------                    ------------------
      Print name: Michael Graves            Print name: Steven C. Quay
      Title: Senior Vice President          Title: Chairman, President and Chief
                                                   Executive Officer

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COMMISSION.]

APPENDIX I: LIST OF CONTACTS [***]

ISSUE                                       LICENSEE                           NSTECH
-----                                       --------                           ------
Product Release                              [***]                              [***]
QC Testing                                   [***]                              [***]
Investigations                               [***]                              [***]
Regulatory Affairs                           [***]                              [***]

Validation                                   [***]                              [***]
Compliance Audits                            [***]                              [***]
Product Complaints                           [***]                              [***]
Change Management                            [***]                              [***]

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

APPENDIX II: OUTLINE OF RESPONSIBILITIES

FUNCTION                                                             NASTECH            LICENSEE
--------                                                             -------            --------
MANUFACTURING                                                           X
In-Process TESTING (Physical, Chemical Microbial)                       X
Bulk TESTING - Physical, Chemical                                       X
Bulk RELEASE                                                            X
DISTRIBUTION                                                                               X
C OF A                                                                  X
BATCH RECORD REVIEW/SIGNOFF                                             X
INVESTIGATIONS INTO DEVIATIONS AND NON-CONFORMANCES                     X
COMPLAINT RECEIPTS                                                                         X
COMPLAINT INVESTIGATIONS                                                X                  X
ADVERSE EVENT REPORT CAPTURE                                                               X
ADVERSE EVENT REPORT TO FDA                                             X
FIELD ALERT REPORTS                                                     X
RECALLS                                                                                    X
CUSTOMER RETURNS                                                                           X
RAW MATERIAL (Active) ORDERS                                            X
RAW MATERIAL (Active) TESTING and Release                               X
RAW MATERIAL (Inactives) ORDERS                                         X
RAW MATERIAL (Inactives) TESTS                                          X
RAW MATERIAL (Inactives) RELEASE                                        X
SUPPLIER AUDITS (Active)                                                X
SUPPLIER AUDITS (Inactives)                                             X
MAINTENANCE OF VENDOR LISTS                                             X
PROCUREMENT OF PACKAGING COMPONENTS                                     X
SUPPLIER AUDITS (PACKAGING COMPONENTS)                                  X
PACKAGING                                                               X
FINISHED PRODUCT RELEASE TESTING                                        X
FINISHED PRODUCT STABILITY                                              X
FINISHED PRODUCT RETAINS                                                X
NOTICE OF PROPOSED CHANGES                                              X
DOCUMENT CHANGE CONTROL                                                 X
ANNUAL PRODUCT REVIEW                                                   X

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ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION.]

APPENDIX III: RELEASE DOCUMENTATION

The lot release document package will include a Certificate of Analysis ("COA") and a Certificate of Compliance ("COC").

Certificate of Analysis: A COA which is generated by Nastech Quality Assurance/Regulatory Affairs will be provided and will include the name of the Product, lot number, date of manufacture, and analytical specifications. The COA will list the release tests performed by Nastech laboratories (and/or qualified third-party laboratories) and actual test results.

Certificate of Compliance: The COC will attest to the fact that the lot of Product was made in accordance with all applicable regulations, licenses, and company policies. This document will include the lot quantity approved, the final lot yield, and the expiration date. It will also include a listing of all investigations for the lot.

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COMMISSION.]

                                                                      APPENDIX C

                                      [***]

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COMMISSION.]

                                   SCHEDULE C1

                                      [***]

                                      [***]

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COMMISSION.]

                                      [***]

                                      [***]

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DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN
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COMMISSION.]

                                  SCHEDULE 8.3

LONG LEAD TIME ITEMS

      [***]
      [***]
      [***]